                                                                     EXHIBIT 2.1

                   ========================================


                          AGREEMENT AND PLAN OF MERGER

                          dated as of August 26, 1995,

                                  by and among

                           BFMA HOLDING CORPORATION,

                          BFMA ACQUISITION CORPORATION

                                      and

                              MARIETTA CORPORATION


                   ========================================

                               TABLE OF CONTENTS

                                                                              Page
1.   Definitions ...........................................................  - 1 -
     1.1  Defined Terms ....................................................  - 1 -
     1.2  Use of Defined Terms .............................................  - 8 -
     1.3  Accounting Terms .................................................  - 8 -
     1.4  Sections, Exhibits and Schedules..................................  - 8 -
     1.5  Miscellaneous Terms ..............................................  - 8 -

2.   Special Meeting; Annual Meeting .......................................  - 8 -
     2.1  Special Meeting ..................................................  - 8 -
     2.2  Proxy Statement ..................................................  - 9 -
     2.3  Company Action                                                     - 11 -

3.   Merger ................................................................ - 11 -
     3.1  Merger ........................................................... - 11 -
     3.2  Effect of the Merger ............................................. - 11 -
     3.3  Effective Time ................................................... - 11 -
     3.4  Articles of Incorporation and By-Laws of the Surviving Corporation - 12 -
     3.5  Directors and Officers of the Surviving Corporation............... - 12 -
     3.6  Conversion of Shares ............................................. - 12 -
     3.7  Dissenting Shares ................................................ - 13 -
     3.8  Stock Options and Stock Appreciation Rights....................... - 13 -
     3.9  Stock Purchase Plan .............................................. - 14 -
     3.10 Repayment of Promissory Notes..................................... - 14 -
     3.11 Exchange of Certificates ......................................... - 14 -
     3.12 The Closing ...................................................... - 16 -

4.   Representations and Warranties of the Company ......................... - 17 -
     4.1  Organization and Qualification ................................... - 17 -
     4.2  Capitalization ................................................... - 17 -
     4.3  Authority Relative to this Agreement ............................. - 18 -
     4.4  Compliance ....................................................... - 18 -
     4.5  Consents  ........................................................ - 18 -
     4.6  Commission Filings  .............................................. - 19 -
     4.7  Absence of Undisclosed Liabilities  .............................. - 20 -
     4.8  Absence of Specified Changes ..................................... - 20 -
     4.9  Taxes ............................................................ - 21 -
     4.10  Insurance ....................................................... - 23 -
     4.11  Contracts ....................................................... - 24 -
     4.12  Real Property ................................................... - 25 -
     4.13  Tangible Property ............................................... - 27 -
     4.14  Environmental Matters ........................................... - 27 -
     4.15  Intangible and Other Property ................................... - 29 -
     4.16  Employee Benefit Plans .......................................... - 29 -
     4.17  Labor Matters ................................................... - 31 -

     4.18  Customers and Suppliers ......................................... - 32 -
     4.19  Inventory ....................................................... - 32 -
     4.20  Accounts Receivable ............................................. - 32 -
     4.21  Compliance With Laws ............................................ - 32 -
     4.22  Licenses and Permits ............................................ - 33 -
     4.23  Legal Proceedings ............................................... - 33 -
     4.24  No Brokers ...................................................... - 34 -
     4.25  Disclosure ...................................................... - 34 -
     4.26  Books and Records ............................................... - 34 -

5.   Representations and Warranties of the Parent and Newco ................ - 34 -
     5.1  Organization and Qualification ................................... - 34 -
     5.2  Authority Relative to this Agreement ............................. - 35 -
     5.3  Compliance ....................................................... - 35 -
     5.4  Consents ......................................................... - 35 -
     5.5  Financing ........................................................ - 35 -
     5.6  Legal Proceedings ................................................ - 36 -
     5.7  No Brokers ....................................................... - 36 -
     5.8  Disclosure ....................................................... - 36 -

     6.   Covenants and Other Agreements ................................... - 36 -
     6.1  Conduct of Business .............................................. - 36 -
     6.2  No Shop; Non-Disclosure .......................................... - 38 -
     6.3  Employment Agreements ............................................ - 39 -
     6.4  Parent's Access to Information ................................... - 39 -
     6.5  Consents ......................................................... - 39 -
     6.6  Notification of Certain Matters................................... - 39 -
     6.7  Action of Shareholders of the Company; Voting and Disposition of
            the Shares  .................................................... - 40 -
     6.8  Financial Statements ............................................. - 40 -
     6.9  Indemnification of Directors and Officers ........................ - 40 -
     6.10  Additional Agreements ........................................... - 41 -

7.   Conditions Precedent to the Parent's Obligations ...................... - 42 -
     7.1  Accuracy of the Company's Representations and Warranties.......... - 42 -
     7.2  Performance by the Company ....................................... - 42 -
     7.3  Deliveries By the Companies at Closing ........................... - 42 -
     7.4  Consents ......................................................... - 43 -
     7.5  Changes in the Business .......................................... - 43 -
     7.6  Dissenting Shares ................................................ - 43 -
     7.7  Shareholder Approval ............................................. - 44 -
     7.8  Simultaneous Closing ............................................. - 44 -
     7.9  Opinion of the Company's Counsel.................................. - 44 -
     7.10  Absence of Litigation ........................................... - 44 -
     7.11  Proceedings and Documents ....................................... - 44 -
     7.12  Current Assets; Inventory ....................................... - 44 -

8.   Conditions Precedent to the Company's Obligations ..................... - 45 -
     8.1  Accuracy of the Parent's Representations and Warranties........... - 45 -
     8.2  Performance by the Parent ........................................ - 45 -
     8.3  Deliveries by the Parent at Closing .............................. - 45 -
     8.4  Consents ......................................................... - 46 -
     8.5  Opinion of the Parent's Counsel................................... - 46 -
     8.6  Fairness Opinion ................................................. - 46 -
     8.7  Absence of Litigation ............................................ - 46 -
     8.8  Simultaneous Closing ............................................. - 46 -
     8.9  Shareholder Approval ............................................. - 46 -
     8.10  Proceedings and Documents ....................................... - 46 -

9.   Termination ........................................................... - 47 -
     9.1  Termination ...................................................... - 47 -
     9.2  Effect of Termination ............................................ - 48 -
     9.3  Termination Payments and Expenses ................................ - 48 -

     10.  Survival of Representations and Warranties ....................... - 49 -

     11.  Miscellaneous .................................................... - 50 -
     11.1  Headings ........................................................ - 50 -
     11.2  Notices ......................................................... - 50 -
     11.3  Successors and Assigns .......................................... - 51 -
     11.4  Governing Law ................................................... - 51 -
     11.5  Entire Agreement ................................................ - 51 -
     11.6  Counterparts .................................................... - 51 -
     11.7  Severability .................................................... - 51 -
     11.8  No Prejudice .................................................... - 52 -
     11.9  No Third Party Beneficiaries .................................... - 52 -
     11.10  Amendment and Modification ..................................... - 52 -
     11.11  Waiver ......................................................... - 52 -

                                   Schedules
                                   ---------

Schedule 4.1 -  Organization and Qualification.
Schedule 4.2 -  Capitalization.
Schedule 4.4 -  Compliance.
Schedule 4.5 -  Consents; Transferability.
Schedule 4.7 -  Absence of Undisclosed Liabilities.
Schedule 4.8 -  Absence of Specified Changes.
Schedule 4.9 -  Taxes.
Schedule 4.10 - Insurance.
Schedule 4.11 - Contracts.
Schedule 4.12 - Real Property.
Schedule 4.13 - Tangible Property.
Schedule 4.14 - Environmental Matters.
Schedule 4.15 - Intangible and Other Property.
Schedule 4.16 - Employee Benefit Plans.
Schedule 4.17 - Labor Matters.
Schedule 4.18 - Customers and Suppliers.
Schedule 4.22 - Licenses and Permits.
Schedule 4.23 - Legal Proceedings.
Schedule 5.3 -  Compliance.
Schedule 5.4 -  Consents.
Schedule 5.7 -  No Brokers.
Schedule 6.1 -  Conduct of Business.
Schedule 6.3(b) -  Individual Employment Agreements.


                                    Exhibits
                                    --------

Exhibit A      Form of Certificate of Merger

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

     THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made and entered into as of August 26, 1995, by and among BFMA Holding Corporation, a Delaware corporation (the "Parent"), BFMA Acquisition Corporation, a New York corporation and a wholly-owned subsidiary of the Parent ("Newco"), and Marietta Corporation, a New York corporation (the "Company").

     WHEREAS, the respective Boards of Directors of the Parent, Newco and the Company desire to effect, and have approved on the terms and subject to the conditions of this Agreement, a business combination of the Company and Parent in which Newco will merge with and into the Company (such merger being referred to herein as the "Merger"), pursuant to which among other things, the holders of the then outstanding shares of the common stock, $.01 par value (the "Shares"), of the Company, and the holders of the then outstanding stock options of the Company exercisable or convertible into Shares, will receive a price of $10.25 per Share, on a fully-diluted basis (and, in the case of options, $10.25 per Share into which such options are convertible or exercisable, less any exercise price or other payments payable by the holders thereof to the Company), in cash without interest (the "Per Share Price");

     WHEREAS, the respective Boards of Directors of the Parent, Newco and the Company have duly approved the Merger and the Company's Board of Directors has resolved to recommend its acceptance by the Company's shareholders.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows:

1.   Definitions.
     -----------

     1.1  Defined Terms.  As used herein, the following terms shall have the
          -------------
following meanings:

          Action:  Defined in Section 6.9.
          ------

          Affiliate:  With respect to any Person, any director or executive
          ---------
officer of such Person or any of its Subsidiaries and any member of the immediate family of any such director or officer and any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such Person or any of its Subsidiaries.

          Affiliate Contracts:  Defined in Section 4.17.
          -------------------

          Agreement:  This Agreement and Plan of Merger, including the Exhibits
          ---------
and Schedules annexed hereto.

          Assets:  All Intangible and Other Property, Tangible Property and Real
          ------
Property.

          BCL:  The New York Business Corporation Law, as amended.
          ---

          Benefit Plans:  Defined in Section 4.16.
          -------------

          best knowledge or knowledge:  When modifying a representation and
          --------------    ---------
warranty made by a Person under this Agreement as to the existence or non-existence of any fact or situation described therein, that the appropriate Responsible Official of such Person has actual knowledge or has made reasonable inquiry in determining the existence or non-existence of such fact or situation as of the date such representation and warranty is made or deemed made except in any representation or warranty wherein knowledge is stated to be without due inquiry.

          Business Day:  Any day of the year on which banks are not required or
          ------------
authorized to be closed in the State of New York.

          CERCLA:  The Comprehensive Environmental Response Compensation and
          ------
Liability Act, as amended, and the rules and regulations promulgated thereunder.

          Certificates:  Defined in Section 3.11.
          ------------

          Change-in-Control:  A Change-in-Control shall be deemed to have
          -----------------
occurred if a proxy contest for the election of directors of the Company results in the persons constituting the Company Board immediately prior to the initiation of such proxy contest ceasing to constitute a majority of the Company Board upon the conclusion of such proxy contest.

          Closing:   Defined in Section 3.12.
          -------

          Closing Date:  Defined in Section 3.12.
          ------------

          Code:  The Internal Revenue Code of 1986, as amended, and the rules
          ----
and regulations promulgated thereunder.

          Commission:  The Securities and Exchange Commission.
          ----------

          Commission Filings:  Defined in Section 4.6.
          ------------------

          Company:  Defined in the prologue to this Agreement.
          -------

          Company Board:  The Board of Directors of the Company.
          -------------

          Company's Counsel:  The law firm of Rubin Baum Levin Constant &
          -----------------
Friedman.

          Company Group Member:  The Company, its subsidiaries and its
          --------------------
predecessors and (i) each Person that is or was at any time within the preceding five (5) Benefit Plan years a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company, its subsidiaries or its predecessors, (ii) each trade or business, whether or not incorporated, that is or was at any time within the preceding five (5) Benefit Plan years under common control (within the meaning of Section 414(c) of the Code) with the Company, its subsidiaries or its predecessors, and (iii) each trade or business, whether or not incorporated, that is or was at any time within the preceding five (5) Benefit Plan years a member of the same affiliated service group (within the meaning of Sections 414(m) and (o) of the Code) as the Company, its subsidiaries or its predecessors.

          Consents:  All governmental and third party consents, permits,
          --------
approvals, orders, authorizations, qualifications, and waivers necessary for the consummation of the transactions contemplated by this Agreement or that thereafter may be necessary for the Surviving Corporation or its subsidiaries to continue to have the same interest as the interest of the Company and its Subsidiaries immediately prior to the Effective Time in any Contract, License and Permit or other license, permit, approval, order, authorization, qualification or waiver.

          Constituent Corporations:  Defined in Section 3.1.
          ------------------------

          Contract:  Any contract, agreement, mortgage, deed of trust, bond,
          --------
indenture, lease, license, note, franchise, certificate, option, warrant, right, instrument or other similar document or agreement, whether written or oral.

          Dissenting Shares:  Defined in Section 3.7.
          -----------------

          Dollars or "$":  The legal currency of the United States of America.
          -------    ---

          Effective Time:  Defined in Section 3.3.
          --------------

          Environmental Claim:  With respect to any Person, any written notice,
          -------------------
claim or demand by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, Governmental Authority response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or release into the environment, of any

Hazardous Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include any claim by
                              -------------------
any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of hazardous materials or arising from alleged injury or threat of injury to health, safety or the environment.

          Environmental Laws:  Any Laws relating to the regulation or protection
          ------------------
of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

          ERISA:  The Employee Retirement Income Security Act of 1974, as
          -----
amended, and the rules and regulations promulgated thereunder.

          Exchange Act:  The Securities Exchange Act of 1934, as amended, and
          ------------
the rules and regulations promulgated thereunder.

          Fairness Opinion:  Defined in Section 8.6.
          ----------------

          Exchange Agent:  Defined in Section 3.11.
          --------------

          Financing:  Defined in Section 5.5.
          ---------

          GAAP: Generally accepted accounting principles set forth in the
          ----
opinions and pronouncements of the Financial Accounting Standards Board, applied on a consistent basis and consistent with past practices.

          Governmental Authority:  Any United States or foreign governmental
          ----------------------
authority, including all agencies, bureaus, commissions, authorities or bodies of the federal government or any state, county, municipal or local government, including any court, judge, justice or magistrate.

          Hazardous Materials:  Any pollutants, hazardous or toxic materials,
          -------------------
substances or wastes, including: petroleum and petroleum products and derivatives; asbestos; radon; polychlorinated bi-phenyls; urea-formaldehyde foam insulation; explosives; radioactive materials; laboratory wastes and medical wastes; and any chemicals, materials or substances designated or regulated as hazardous or as toxic substances, materials, or wastes, or otherwise regulated, under any Environmental Law.

          Indemnified Party:  Defined in Section 6.9.
          -----------------

          Indemnified Parties:  Defined in Section 6.9.
          -------------------

          Insurance:  Defined in Section 4.10.
          ---------

          Intangible and Other Property:  All Contracts, certificates of
          -----------------------------
deposit, bank accounts, securities, partnership or other ownership interests, rights to receive money or property by assignment, future interests, claims and rights against third parties, accounts receivable, notes receivable, Intellectual Property, Software, prepaid expenses, acquisition costs and other intangible property of any nature owned, leased, licensed, used or held for use, directly or indirectly, by, on behalf of or for the account of a Person.

          Intellectual Property:  All patents, trademarks, trademark rights,
          ---------------------
trade names, product designations, service marks, copyrights, and applications for any of the foregoing, used, licensed, leased or owned, directly or indirectly, by, on behalf of or for the account of a Person.

          Judgment:  Any judgment, writ, order, injunction, determination, award
          --------
or decree of or by any Governmental Authority.

          Law:  Any statute, ordinance, code, rule, regulation, order or other
          ---
law enacted, adopted, promulgated or applied by any Governmental Authority.

          Licenses and Permits: All licenses, permits, certificates, approvals,
          --------------------
franchises, registrations, accreditations or authorizations (i) required by Law or (ii) issued to the Company or any of its Subsidiaries by a Governmental Authority and used in their respective businesses, as currently conducted.

          Lien:  Any security agreement, financing statement (whether or not
          ----
filed), security or other like interest, conditional sale or other title retention agreement, lease or consignment or bailment given for security purposes, lien, mortgage, deed of trust, indenture, pledge, constructive or other trust or attachment.

          Material Adverse Effect: An adverse change in the financial condition,
          -----------------------
business or results of operations of the Company or any of its Subsidiaries, or the Parent or Newco, as the case may be, which is material to the Company and its Subsidiaries, taken as a whole, or Parent and Newco, taken as a whole, as the case may be.

          Merger:  Defined in the prologue of this Agreement.
          ------

          Nadolski Note:  Defined in Section 3.10.
          -------------

          Newco:  Defined in the prologue of this Agreement.
          -----

          NPL:  The National Priorities List under CERCLA.
          ---

          Option:  Defined in Section 3.8.
          ------

          Option Plans:  Defined in Section 3.8.
          ------------

          Other Filings:  Defined in Section 2.2.
          -------------

          Parent:  Defined in the prologue of this Agreement.
          ------

          Parent's Counsel:  The law firm of Shereff, Friedman, Hoffman &
          ----------------
Goodman, LLP.

          Payment Event:  Defined in Section 9.3(b).
          -------------

          Permitted Liens:  Includes liens arising by operation of law in favor
          ---------------
of materialmen, mechanics, warehousemen, carriers, lessors or other similar persons incurred by the Company in the ordinary course of business which secure its obligations to such person, liens (excluding environmental liens) securing taxes, assessments or governmental charges or levies not yet due, liens (excluding environmental liens) securing taxes, assessments or government charges or levies that are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided, and liens incurred or pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits; provided, however, that the Company
                                             --------  -------
is not in default with respect to any payment obligation with respect thereto;

provided further, however, that all such liens individually or in the aggregate
- -------- -------  -------
have no reasonable likelihood of having a Material Adverse Effect.

          Per Share Price:  Defined in the prologue of this Agreement.
          ---------------

          Person:  Any individual, trustee, corporation, general or limited
          ------
partnership, limited liability partnership, limited liability company, joint venture, joint stock company, bank, firm, Governmental Authority, trust, association, organization or unincorporated entity of any kind or nature whatsoever.

          Proxy Statement:  Defined in Section 2.2.
          ---------------

          Real Property:  All realty, fixtures, easements, rights-of-way and
          -------------
other interests (excluding Tangible Property) in real property, buildings, improvements and construction-in-progress.

          Responsible Official:  With respect to any particular representation
          --------------------
or warranty of the Company or any of its Subsidiaries, the corporate officer of the Company or a Subsidiary of the Company who, because of his management and supervisory positions, is informed of the business and affairs of the Company or such Subsidiary and, as a result, is suited to make such representation and warranty of the Company set forth in this Agreement.

          Returns:  All returns, declarations and reports filed with a taxing
          -------
authority and all information returns and statements of any kind or nature whatsoever filed with a taxing authority.

          Rights:  Defined in Section 3.6.
          ------

          SARs:  Defined in Section 3.8.
          ----

          Securities Act:  The Securities Act of 1933, as amended, and the rules
          --------------
and regulations promulgated thereunder.

          Seibert Note:  Defined in Section 3.10.
          ------------

          Shares:  Defined in the prologue of this Agreement.
          ------

          Software:  All electronic data processing systems, information
          --------
systems, computer software programs, program specifications, designs, charts, procedures, input data, routines, data bases, report layouts, formats, record file layouts, written manifestations (in both source code and object code form), diagrams, functional specifications, narrative descriptions and flow charts, and other related material, used, licensed, leased or owned, directly or indirectly, by, on behalf of or for the account of a Person.

          Special Meeting:  Defined in Section 2.1.
          ---------------

          Stock Purchase Plan:  Defined in Section 3.9.
          -------------------

          Subsidiary:  With respect to any Person, any corporation, association
          ----------
or other business entity of which more than fifty percent (50%) of the issued and outstanding stock or equivalent thereof having ordinary voting power is owned or controlled by such Person, by one or more Subsidiaries or by such Person and one or more Subsidiaries or which a Person otherwise has the power to control the management thereof.

          Superior Offer:  Defined in Section 6.2.
          --------------

          Surviving Corporation:  Defined in Section 3.1.
          ---------------------

          Tangible Property:  All cash, furnishings, machinery, equipment,
          -----------------
computer systems (hardware only), supplies, inventories, vehicles, books and records and other tangible property and facilities of any kind or nature whatsoever.

          Taxes:  All foreign, federal, state, county, local, municipal and
          -----
other taxes, levies, impositions, deductions, charges and withholdings, including income, employment, property, ad valorem, sales and use taxes, and shall include any interest, penalties or additions thereto.

          Termination Agreements:  Defined in Section 4.17.
          ----------------------

          Walsh Note:  Defined in Section 3.10.
          ----------

     1.2  Use of Defined Terms.  Any defined term used in the plural shall refer
          --------------------
to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class. The use of any gender shall be applicable to all genders.

     1.3  Accounting Terms.  All accounting terms not otherwise defined in this
          ----------------
Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, GAAP, except as expressly permitted by this Agreement.

     1.4  Sections, Exhibits and Schedules.  References in this Agreement to
          --------------------------------
Sections, Exhibits and Schedules are to Sections, Exhibits and Schedules of and to this Agreement. The Exhibits and Schedules to this Agreement are hereby incorporated herein by this reference as if fully set forth herein.

     1.5  Miscellaneous Terms.  The term "or" shall not be exclusive.  The terms
          -------------------
"herein," "hereof," "hereto," "hereunder" and other terms similar to such terms shall refer to this Agreement as a whole and not merely to the specific article, section, paragraph or clause where such terms may appear. The term "including" shall mean "including, but not limited to."

2.   Special Meeting; Annual Meeting.
     -------------------------------

     2.1  Special Meeting.  In order to consummate the Merger, the Company,
          ---------------
acting through the Company Board, in accordance with applicable Law, at the earliest practicable date, shall duly call, give notice of, convene and hold a special meeting of shareholders of the Company (the "Special Meeting") for the purpose of considering, adopting and approving this Agreement, the Merger and the transactions contemplated hereby.

     2.2  Proxy Statement.
          ---------------

          (a) Subject to the terms and conditions of this Agreement, at the earliest practicable date after the date hereof, the Company shall prepare and, subject to the review and, with respect to information relating to the Parent, Newco, their respective Affiliates or the operation of the Company after the Effective Time, approval of the Parent (which review and approval shall not be unreasonably withheld or delayed), file with the Commission the Proxy Statement of the Company for the Special Meeting. Subject to the terms and conditions of this Agreement, the Company shall use all reasonable efforts to have the Proxy Statement cleared for mailing by the Commission. Subject to the terms and conditions of this Agreement, promptly after the Commission has approved the Proxy Statement for distribution to the shareholders of the Company, the Company will mail the Proxy Statement to the shareholders of the Company entitled to receive it, and will otherwise comply in all material respects with all applicable legal requirements in connection with the vote of shareholders at the Special Meeting. The term "Proxy Statement" as used herein shall mean the proxy
                            ---------------
statement of the Company for the Special Meeting at the time it is initially mailed, and all amendments or supplements thereto, if any, similarly filed and mailed. Subject to the terms and conditions of this Agreement, the Proxy Statement shall contain the recommendation of the Company Board in favor of this Agreement and the Merger and the recommendation that the shareholders of the Company vote for the adoption and approval of this Agreement and the Merger. Subject to the terms and conditions of this Agreement, the Company shall use all reasonable efforts to solicit proxies in connection with the vote of shareholders with respect to the Merger and the Company shall solicit such proxies in favor of the adoption and approval of this Agreement and the Merger.

          (b) The Parent and Newco shall, and shall cause their respective Affiliates to, promptly furnish all information, and take such other actions, as may reasonably be requested by the Company in connection with the actions contemplated by this Section 2.2. The Proxy Statement, on the date filed with the Commission and on the date first published, sent or given to the Company's shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no
                           --------  -------
representation or warranty as to any information supplied by the Parent or Newco, or their respective Affiliates, for inclusion in the Proxy Statement or, with respect to information relating to the Parent, Newco, their respective Affiliates or the operation of the Company after the Effective Time, approved by the Parent for inclusion in the Proxy Statement; provided further, however, that
                                                 ----------------  -------
Parent and Newco make no representation or warranty as to any information not supplied or approved by them for inclusion in the Proxy Statement. The Parent and Newco represent and warrant that the information to be supplied or approved by them for inclusion in the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company (and the Parent and Newco, with respect to information supplied by them for use in the Proxy Statement) agrees promptly, and Parent and Newco shall cause their respective Affiliates, to correct the Proxy Statement if and to the extent that it shall have become false or misleading in any material respect and the Company shall take all steps necessary to cause the Proxy Statement as so corrected to be filed with the Commission and mailed to the Company's shareholders to the extent required by applicable federal securities Laws.

          (c) As soon as practicable after the date hereof, the Company shall promptly and properly prepare and file any other filings of the Company required under the Exchange Act or any other federal or state securities Laws relating to the Merger and the transactions contemplated hereby (the "Other Filings"), subject to review and, with respect to information relating to the Parent, Newco, their respective Affiliates or the operation of the Company after the Effective Time, approval of the Parent (which review and approval shall not be unreasonably withheld or delayed). The Other Filings, on the date filed, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or
                --------  -------
warranty as to any information supplied by the Parent or Newco, or their respective Affiliates, for inclusion in the Other Filings or, with respect to information relating to the Parent, Newco, their respective Affiliates or the operation of the Company after the Effective Time, approved by the Parent for inclusion in the Other Filings; provided further, however, that Parent and Newco
                                ----------------  -------
make no representation or warranty as to any information not supplied or approved by them for inclusion in the Other Filings. The Parent and Newco represent and warrant that the information to be supplied by them for inclusion in the Other Filings shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company (and the Parent or Newco, or their respective Affiliates, with respect to information supplied by them for use in the Other Filings) agrees promptly, and Parent and Newco shall cause their respective Affiliates, to correct the Other Filings if and to the extent that any of them shall have become false or misleading in any material respect.

          (d) The Company shall notify the Parent promptly of the receipt by the Company of any comments of the Commission and of any request by the Commission for amendments or supplements to the Proxy Statement or by the Commission or any other Governmental Authority with respect to any Other Filing or for additional information and will supply the Parent with copies of all correspondence between the Company and its representatives, on the one hand, and the Commission or the members of its staff or any other appropriate Governmental Authority, on the other hand, with respect to the Proxy Statement and any Other Filings. The Company shall use all reasonable efforts to obtain and furnish the information required to be included in the Proxy Statement and any Other Filings. After the review and, with respect to information relating to the Parent, Newco, their respective Affiliates or the operation of the Company after the Effective Time, approval of the Parent (which review and approval shall not be unreasonably withheld or delayed), the Company shall use all reasonable efforts to respond promptly to any comments made by the Commission or any other Governmental Authority with respect to the Proxy Statement and any Other Filing and any preliminary version thereof and cause the Proxy Statement and related form of proxy to be mailed to its shareholders at the earliest practicable date after clearance of the Proxy Statement by the Commission; provided, however, that the
                                                    --------  -------
Company shall not be required to cause the Proxy Statement and the related form of proxy to be mailed until such time as all of the conditions to closing relating to the Financing, other than the completion of definitive documents, have been satisfied.

     2.3  Company Action.  The Company represents that the Company Board has
          --------------
duly adopted and approved the execution of this Agreement, including the Merger, and resolved to recommend the adoption and approval of the Merger by the Company's shareholders.

3.   Merger.
     ------

     3.1  Merger.  At the Effective Time and subject to the terms and conditions
          ------
of this Agreement and the provisions of the BCL, the separate existence of Newco shall thereupon cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). Newco and the Company are sometimes hereinafter referred to collectively as the "Constituent Corporations."

     3.2  Effect of the Merger.  The separate corporate existence of the
          --------------------
Company, as the Surviving Corporation, with all its purposes, objects, rights, privileges, powers, certificates and franchises, shall continue unimpaired by the Merger. The Surviving Corporation shall succeed to all the Assets of the Constituent Corporations and to all debts, choses in action and other interests due or belonging to the Constituent Corporations and shall be subject to, and responsible for, all the debts, liabilities, obligations and duties of the Constituent Corporations with the effect set forth in Section 906 of the BCL.

     3.3  Effective Time.  Subject to the terms and conditions hereof, the
          --------------
Merger shall be consummated as promptly as practicable after the satisfaction or waiver of the conditions of this Agreement by duly filing an appropriate Certificate of Merger in such form as is required by, and executed in accordance with, the relevant provision of the BCL. The Merger shall be effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of New York in accordance with the BCL or at such later time as is specified in the Certificate of Merger (the "Effective Time").

     3.4  Articles of Incorporation and By-Laws of the Surviving Corporation.
          ------------------------------------------------------------------

          (a) At the Effective Time and without any further action on the part of the Company or Newco, the Articles of Incorporation of Newco, as in effect at the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation.

          (b) At the Effective Time and without further action on the part of the Company or Newco, the By-laws of Newco, as in effect at the Effective Time, shall be the By-laws of the Surviving Corporation.

     3.5  Directors and Officers of the Surviving Corporation.  At the Effective
          ---------------------------------------------------
Time, the directors of Newco immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Articles of Incorporation and By-laws of the Surviving Corporation, until the next annual shareholders' meeting of the Surviving Corporation and until their successors shall be duly elected or appointed and shall duly qualified. At the Effective Time, the officers of the Surviving Corporation shall consist of the Persons designated in writing by the Parent prior to the Closing who shall hold the positions designated by the Parent, which officers shall be the officers of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

     3.6  Conversion of Shares.  At the Effective Time and by virtue of the
          --------------------
Merger and without any action on the part of the holders thereof:

          (a) Each Share together with the associated right to purchase shares of Series A Participating Preferred Stock (each a "Right"), pursuant to the Rights Agreement, dated as of September 11, 1989 by and between the Company and Continental Stock Transfer & Trust Company, as Rights Agent, issued and outstanding immediately prior to the Effective Time (other than Shares and Rights owned by Parent and Shares to be cancelled pursuant to subparagraph (b) below, Dissenting Shares and Shares as outlined in Section 3.10 hereof) shall be converted into the right to receive the Per Share Price.

          (b) Each Share (together with the associated Right) held in the treasury of the Company and each Share (together with the associated Right) owned by the Company, or by any direct or indirect Subsidiary of the Company, shall be cancelled and retired without payment of any consideration therefor.

          (c) Each share of common stock, par value $.01 per share, of Newco issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

     3.7  Dissenting Shares.
          -----------------

          (a) Notwithstanding the provisions of Section 3.6 or any other provision of this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time and are held by shareholders who have not voted such Shares in favor of the approval and adoption of this Agreement and who shall have properly demanded appraisal of such Shares in accordance with the BCL (the "Dissenting Shares") shall not be converted into the right to receive the Per Share Price at or after the Effective Time, unless and until the holder of such Dissenting Shares shall have failed to perfect or shall have effectively withdrawn or lost such right to appraisal and payment under the BCL. If a holder of Dissenting Shares shall have so failed to perfect or shall have effectively withdrawn or lost such right to appraisal and payment, then, as of the Effective Time or the occurrence of such event, whichever last occurs, such holder's Dissenting Shares shall be converted into and represent solely the right to receive the Per Share Price, without any interest thereon, as provided in Section 3.6 hereof.

          (b) The Company shall give the Parent (i) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to Section 910 (or any successor or replacement) of the BCL which are received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the BCL. The Company will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of the Parent, settle or offer to settle any such demands.

     3.8  Stock Options and Stock Appreciation Rights.
          -------------------------------------------

          (a) As a result of the Merger, each option ("Option") which has been granted under the Company's 1986 Incentive Stock Option Plan or 1986 Stock Option Plan (together, the "Option Plans") and which is outstanding at the Effective Time, whether or not then exercisable, will be deemed converted into, and the holder of each such Option will be entitled to receive from the Exchange Agent upon surrender of the Option for cancellation, an amount of cash equal to the product of the following:

               (i) the positive difference, if any, between the Per Share Price and the exercise price of each such Option; times

               (ii)  the number of Shares covered by such Option.

          (b) As a result of the Merger, each Stock Appreciation Right ("SAR") which is outstanding at the Effective Time, whether or not then exercisable, will be deemed converted into, and the holder of each such SAR will be entitled to receive from the Exchange Agent upon surrender of such SAR for cancellation, an amount of cash, which in no event shall be more than $630,000, equal to the product of the following:

               (i) the positive difference, if any, between the Per Share Price and $7.00; times

               (ii) the number of SARs.

     3.9  Stock Purchase Plan.  As a result of the Merger, the Company's 1986
          -------------------
Employee Stock Purchase Plan (the "Stock Purchase Plan") and the current offering period thereunder (the "Offering Period") which commenced on April 1, 1995 and is scheduled to terminate on March 31, 1996 (the "Scheduled Termination Date"), shall terminate, and each then participant in the Offering Period shall be entitled to receive from the Exchange Agent, at the Effective Time, an amount of cash equal to the difference between (a) the product of the following:

               (i)  the Per Share Price, times

               (ii) the number of Shares which would have been issued to such participant had such participant continued participation in the Offering Period through the Scheduled Termination Date; and

          (b) the amount remaining to be deducted from the participant's compensation subsequent to the Effective Time in accordance with the provisions of the Stock Purchase Plan had such participant continued participating in the Offering Period through the Scheduled Termination Date.

     3.10 Repayment of Promissory Notes.  As a result of the Merger and the
          -----------------------------
transactions contemplated thereby, the promissory notes issued to the Company by each of John Nadolski in the amount of $364,500 (the "Nadolski Note"), Chester
F. Seibert, Sr. in the amount of $121,500 (the "Seibert Note") and Thomas D. Walsh in the amount of $121,500 (the "Walsh Note") each become immediately due and payable.

     3.11 Exchange of Certificates.
          ------------------------

          (a) Prior to the Effective Time, the Parent shall designate a bank or trust company located in the United States with assets in excess of $500,000,000 and reasonably satisfactory to the Company (the "Exchange Agent") to act as exchange agent in effecting the exchange, for the Per Share Price multiplied by the number of Shares formerly represented thereby, of certificates (the "Certificates") that, prior to the Effective Time, represented Shares entitled to payment pursuant to Section 3.6. Upon the surrender of each Certificate and a properly executed letter of transmittal and any other required documents and the issuance and delivery by the Exchange Agent of the Per Share Price in exchange therefor, such Certificate shall forthwith be cancelled. Until so surrendered and exchanged, each such Certificate (other than Certificates representing Shares held by the Parent or the Company or any direct or indirect subsidiary of the Parent or the Company, Dissenting Shares and Shares governed by the provisions of Section 3.10) shall represent solely the right to receive the total Per Share Price multiplied by the number of Shares represented by such Certificate. Upon the surrender and exchange of such an outstanding Certificate, the holder shall receive the total Per Share Price without any interest thereon. If any cash is to be paid to a name other than the name in which the Certificate representing Shares surrendered in exchange therefor is registered, it shall be a condition to such payment or exchange that the Person requesting such payment or exchange shall pay to the Exchange Agent any transfer or other Taxes required by reason of the payment of such cash to a name other than that of the registered holder of the Certificate surrendered, or such Person shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for the Per Share Price delivered to a public official pursuant to applicable abandoned property, escheat and similar Laws. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and the posting by such Person of a bond in such amount as the Parent may reasonably require as an indemnity against any claim that may be made against the Parent or the Surviving Corporation with respect to such Certificate, the Parent shall cause the Exchange Agent to issue, in exchange for such Certificate, the Per Share Price payable in respect thereof pursuant to this Agreement.

          (b) Simultaneously with the Closing, the Exchange Agent shall be provided with an amount in cash (which amount shall not be more than the amount of cash and cash equivalents on the consolidated financial statements of the Company on such date, less amounts held by the Company or any Subsidiary in escrow or in trust for Persons (including, without limitation, sales, accrued payroll, use and withholding Taxes)) designated by the Parent in writing prior to the Closing to allow for cash payments pursuant to Section 3.6 hereof (which amount shall also take into account the Company's cash needs in the short term), which cash shall be deposited with the Exchange Agent in trust for the benefit of holders of the Shares and shall not be used for any purpose except as set forth in this Agreement. Simultaneously with the Closing, the Parent shall, or shall cause Newco to, provide the Exchange Agent with sufficient cash (after taking into account the cash to be provided by the Company pursuant to the prior sentence) to pay in full the balance of cash payments pursuant to Sections 3.6, 3.8 and 3.9 hereof, which cash shall be deposited with the Exchange Agent in trust for the benefit of holders of the Shares, the Options and the SARs and shall not be used for any purpose except as set forth in this Agreement.

          (c) Promptly following the date which is twelve (12) months after the Effective Time, the Exchange Agent shall return to the Surviving Corporation all cash in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing a Share may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar Laws) receive in exchange therefor the Per Share Price, without any interest thereon, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation under applicable Law. If any Certificates representing Shares entitled to payment pursuant to Section 3.6 shall not have been surrendered for such payment prior to the third anniversary of the Effective Time (or prior to such earlier date on which any payment in respect thereof would otherwise escheat to or become the property of any Governmental Authority) the consideration payable in respect of such Shares shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

          (d) Promptly after the Effective Time, the Exchange Agent shall mail to each record holder of Certificates that immediately prior to the Effective Time represented Shares a form of letter of transmittal and instruction in form and substance reasonably acceptable to the Parent and the Company, for use in surrendering such Certificates and receiving the Per Share Price therefor.

          (e) At and after the Effective Time, holders of Certificates shall cease to have any rights as shareholders of the Company except for the right to surrender such Certificates in exchange for the Per Share Price or to perfect their right to receive payment for their Shares pursuant to the BCL and Section
3.6 hereof, and there shall be no transfers on the stock transfer books of the Company or the Surviving Corporation of any Shares that were outstanding immediately prior to the Merger. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent, they shall be cancelled and exchanged for the Per Share Price, as provided in Section 3.6 hereof, subject to applicable Law and the provisions of this Agreement in the case of Dissenting Shares.

     3.12 The Closing.  Subject to the terms and conditions of this Agreement,
          -----------
the closing (the "Closing") of this Agreement and the transactions contemplated hereunder (except for the filing of the Certificate of Merger with the Secretary of State of the State of New York, which shall take place at the offices of the Secretary of State of the State of New York) shall take place at the offices of Shereff, Friedman, Hoffman & Goodman, LLP, 919 Third Avenue, New York, New York, at 10:00 a.m., local time, on the date which is three (3) Business Days after the satisfaction or waiver of all conditions to consummation of the transactions contemplated hereby or at such other time and place as the Company and the Parent shall mutually agree in writing (the day on which the Closing takes place is referred to herein as the "Closing Date").

4.   Representations and Warranties of the Company.
     ---------------------------------------------

     The Company hereby represents and warrants to the Parent and Newco as follows:

     4.1  Organization and Qualification.  Each of the Company and its
          ------------------------------
Subsidiaries is a corporation duly incorporated, organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation, and the Company and the Subsidiaries have the requisite corporate power to own their respective properties and carry on their respective businesses as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing, in each other jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except to the extent that such failures to so qualify are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. An accurate, correct and complete list, as of the date hereof, of all of the Subsidiaries of the Company, the percentage owned by the Company and their jurisdictions of incorporation is set forth in Schedule 4.1 annexed hereto. Other than the Subsidiaries and Persons set forth in Schedule 4.1 annexed hereto and Persons whose stock, bonds or other equity rights are held by the Company or any of its Subsidiaries as an investment of cash, neither the Company nor any of its Subsidiaries controls, directly or indirectly, or has any direct or indirect equity participation in, any Person.

     4.2  Capitalization.  The authorized capital stock of the Company consists
          --------------
of (a) 10,000,000 Shares and (b) 1,000,000 shares of preferred stock, par value $.01 per share, none of which is outstanding. As of the date hereof, (i) 3,596,049 Shares were issued and outstanding, (ii) 90,000 Shares subject to SARs were issued and outstanding, (iii) 76,218 Shares subject to options to purchase Shares under the Option Plans were issued and outstanding and (iv) 6,886 Shares subject to rights under the Stock Purchase Plan (a correct and complete list of such options, including their respective exercise prices, is set forth in
Schedule 4.2 annexed hereto). Except as set forth in Schedule 4.2 annexed hereto and reflected in the prior sentence, there are no options, warrants or other rights, agreements or commitments obligating the Company to issue any shares of its capital stock or securities convertible into its capital stock. On the Closing Date, no more than 3,686,158 Shares, calculated on a fully-diluted basis, will be issued and outstanding. All Shares outstanding on the date hereof are, and all Shares subject to issuance upon exercise or vesting of any options or restricted stock rights, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. All the outstanding capital stock of each of the Subsidiaries is duly authorized, validly issued, fully paid and non-assessable and is owned by the Company, free and clear of any Lien. There are no existing options, warrants or other rights, agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any Subsidiary.

     4.3  Authority Relative to this Agreement.  The Company has all requisite
          ------------------------------------
corporate power and authority to enter into this Agreement and to perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company (except for the need to obtain the affirmative vote of the Company's shareholders for the transactions contemplated hereby). This Agreement has been duly executed and delivered by the Company and assuming due authorization, execution and delivery by the Parent and Newco, this Agreement constitutes the valid and binding agreement of the Company enforceable in accordance with its terms except as may be limited by bankruptcy, moratorium and insolvency Laws and other Laws affecting the rights of creditors' generally and except as may be limited by the availability of equitable remedies.

     4.4  Compliance.  Neither the execution and delivery of this Agreement by
          ----------
the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the Assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of (x) the charter or By-laws of the Company or any of its Subsidiaries, or (y) any Contracts to which the Company or any of its Subsidiaries is a party or to which any of them or any of their respective Assets is subject; or (ii) violate any Judgment applicable to the Company or any of its Subsidiaries or any of their respective Assets, except for, in the case of each of clauses (i)(y) and (ii) above, such violations, conflicts, breaches, defaults, terminations, accelerations or creations of Liens (A) which are set forth in Schedule 4.4 annexed hereto (or which arise between the date hereof and the Closing) and (B) which are not reasonably likely, individually or in the aggregate (together with the items set forth in Schedule 4.4 annexed hereto), to have a Material Adverse Effect.

     4.5  Consents; Transferability.
          -------------------------

          (a) Other than (i) in connection with or in compliance with the Exchange Act, (ii) as set forth in Schedule 4.5 annexed hereto or (iii) in connection with obtaining the adoption by and approval of the Company's shareholders for the transactions contemplated hereby, no notice to, filing with, or Consent of, any Person is necessary for the consummation by the Company of the transactions contemplated by this Agreement, except for such Consents which, if not obtained, are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Prior to the Closing, the Company shall have given all notices, made all filings and obtained all Consents set forth in Schedule 4.5 annexed hereto.

          (b) Subject to obtaining the Consents set forth in Schedule 4.5 annexed hereto, the interest of the Company in all claims, Contracts, licenses, leases and commitments and all of the other Assets in which the Company has an interest shall not, upon the consummation of the transactions contemplated hereby, including the Merger, be terminated or defaulted in any manner whatsoever by said consummation except for such terminations or defaults which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, and such claims, Contracts, licenses, leases, commitments and Assets shall be the property of the Surviving Corporation immediately thereafter, and the Surviving Corporation shall have all of the right, title and interest which the Company had available to it prior to the consummation of the Merger in and to such claims, Contracts, licenses, leases, commitments and Assets except where the failure to obtain such right, title and interest are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. The interest of the Company in all claims, Contracts, licenses, leases, commitments and its Assets is sufficient to allow the Surviving Corporation to operate the business of the Company and its Subsidiaries, as currently conducted.

          (c) Schedule 4.5 annexed hereto sets forth all material Contracts (other than purchase orders entered into in the ordinary course of business) which terminate or become renewable at any time prior to December 31, 1995 and, except as set forth in Schedule 4.5 annexed hereto, to the best knowledge of the Company, there are no facts or circumstances in existence which are reasonably likely to prevent the Company from renewing each such renewable Contract (other than purchase orders entered into in the ordinary course of business).

     4.6  Commission Filings.  The Company has filed all required forms, reports
          ------------------
and other documents with the Commission since October 1, 1993 (collectively, the "Commission Filings"), each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. The Company has heretofore made available to the Parent all of the Commission Filings. As of their respective dates, the Commission Filings (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and its Subsidiaries included or incorporated by reference in such Commission Filings have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q), complied as of their respective dates in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, and fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated income and retained earnings and sources and applications of funds for the periods then ended (subject, in the case of any unaudited interim financial statements, to the absence of footnotes required by GAAP and normal year-end adjustments).

     4.7  Absence of Undisclosed Liabilities.  Except as set forth in Schedule
          ----------------------------------
4.7 annexed hereto or in the Commission Filings made since October 1, 1994 (including the financial statements and the notes thereto contained therein), as of the date hereof, neither the Company nor any of its Subsidiaries has any indebtedness, duties, responsibilities, liabilities, claims or obligations of any nature, whether absolute, accrued, contingent or otherwise, whether as principal, agent, partner, co-venturer, guarantor or in any capacity whatsoever, related to or arising from the operation of its businesses or other ownership, possession or use of its respective Assets, other than (i) indebtedness, duties, responsibilities, liabilities, claims or obligations which were incurred by the Company in the ordinary course of business or (ii) indebtedness, duties, responsibilities, liabilities, claims or obligations which would not require separate disclosure in the Company's Form 10-K.

     4.8  Absence of Specified Changes.  Except as set forth in Schedule 4.8
          ----------------------------
annexed hereto or disclosed in the Commission Filings, from October 1, 1994 (except as otherwise noted below) to the date hereof, there has not been with respect to the Company or its Subsidiaries any:

          (a) sales not in the ordinary course of business, which sales have a value individually in excess of $50,000 or in excess of $100,000 in the aggregate;

          (b) material damage, destruction or loss, whether or not insured, (i) affecting its business, as currently conducted or as proposed by the Company to be conducted, or (ii) to its Assets;

          (c) failure to maintain in full force and effect substantially the same level and types of Insurance coverage as in effect on October 1, 1994 for destruction, damage to, or loss of any of its Assets;

          (d) change in accounting principles, methods or practices or investment practices, including such changes as were necessary to conform with GAAP;

          (e) change in payment and processing practices or policies regarding intercompany transactions;

          (f) write-ups of the valuation of any Assets on its books or records;

          (g) declaration, setting aside, or payment of a dividend or other distribution in respect of its capital stock, or any direct or indirect redemption, purchase or other acquisition of any shares of its capital stock;

          (h) issuance or sale of any shares of its capital stock or of any other equity security or of any security convertible into or exchangeable for its equity securities, except for the issuance of (i) options to purchase 5,000 Shares under the Company's Option Plans (exclusive of 90,000 Shares cancelled subsequent to October 1, 1994), (ii) 12,077 Shares pursuant to the Stock Purchase Plan and (iii) 90,000 SARs;

          (i) amendment to its Articles of Incorporation or By-laws or equivalent organizational documents;

          (j) increase or commitment to increase the salary or other compensation payable, or to pay any bonus, to (i) any of its employees, agents or independent contractors who earn in excess of $100,000 per annum, other than in the ordinary course of business, or (ii) any of its officers or directors who earn in excess of $100,000 per annum, whether or not in the ordinary course of business, except to the extent provided in such person's current Contract listed on Schedule 4.17;

          (k) execution of additional termination, severance or similar agreements with its officers or directors, other than those listed on Schedule 4.17;

          (l) increase, reduction, draw-down or reversal of its reserves (other than in accordance with GAAP; or

          (m) agreement or understanding legally obligating it to take any of the actions described above in this Section 4.8.

     4.9  Taxes.
          -----

          (a) All Tax Returns for all periods ending on or before the Closing Date that are or were required to be filed by the Company or any of its Subsidiaries on or before the Closing Date have been or shall be filed on a timely basis (after taking into account all extensions which may be available) in accordance with the Laws of the applicable Governmental Authority. All such Tax Returns that have been filed were, when filed, and continue to be, true, correct and complete in all material respects.

          (b) Schedule 4.9 annexed hereto lists all United States federal, state, local and foreign Tax Returns that have been filed from October 1, 1987 through the date hereof by the Company and each of its Subsidiaries. Schedule
4.9 annexed hereto describes all adjustments to Tax Returns filed by, or on behalf of, the Company and each of its Subsidiaries for all taxable periods from October 1, 1987 through the date hereof that have been proposed by any representative of any Governmental Authority, and the resulting Taxes, if any, proposed to be assessed. Prior to the Closing, the Company will provide to the Parent an accurate, correct and complete list of (i) all federal, state, local and foreign Tax Returns that have been filed from the date hereof through the Closing Date by the Company or any of its Subsidiaries and (ii) all adjustments to Tax Returns filed by, or on behalf of, the Company or any of its Subsidiaries for all taxable periods from October 1, 1987 through the Closing Date not set forth in Schedule 4.9 annexed hereto that have been proposed by any representative of any Governmental Authority, and the resulting Taxes, if any, proposed to be assessed. All Taxes proposed to be assessed (plus interest, penalties and additions to Tax that were or are proposed to be assessed thereon, if any) as a result of any examinations have been paid, reserved against, settled, or, as set forth in Schedule 4.9 annexed hereto, are being contested in good faith by appropriate proceedings. Except as set forth in Schedule 4.9 annexed hereto, there are no outstanding waivers or extensions of any statute of limitations relating to the assessment or collection of Taxes for which the Company or any of its Subsidiaries may be liable and no Governmental Authority has requested such a waiver or extension.

          (c) Each of the Company and its Subsidiaries has paid, will pay prior to the Closing Date or will make provision for the payment of all Taxes that have or may become due for all periods ending on or before the Closing Date, including all Taxes reflected on the Tax Returns referred to in this Section 4.9, or in any assessment, proposed assessment or notice, either formal or informal, received by the Company or any of its Subsidiaries, except such Taxes, if any, as are set forth in Schedule 4.9 annexed hereto that are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided. The charges, accruals and reserves with respect to Taxes on the consolidated books and records of the Company (determined in accordance with GAAP) are adequate for Taxes of the Company and its Subsidiaries. All Taxes that the Company or any of its

Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the appropriate Governmental Authorities. There are no Liens with respect to Taxes upon any of the Assets of the Company or any of its Subsidiaries (except for Permitted Liens).

          (d) No consent under Section 341(f)(2) of the Code has been filed with respect to any Assets held or acquired or to be acquired by the Company or any of its Subsidiaries.

          (e) None of the Assets owned by the Company or any of its Subsidiaries are Assets that the Parent, the Surviving Corporation, the Company or its Subsidiaries is or shall be required to treat as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986, or is "tax-exempt use property" within the meaning of
Section 168(h)(1) of the Code.

          (f) None of the Company or any of its Subsidiaries is currently or ever was included in a consolidated or combined Tax Return for federal or state Tax purposes, other than a Tax Return in which only the Company or its Subsidiaries were included. There are no existing and since October 1, 1987 there have not been any Tax sharing agreements or other Contracts providing for the payment or allocation of Taxes to which the Company or any of its Subsidiaries is a party.

          (g) Except as set forth in Schedule 4.9 annexed hereto, none of the Company or any of its Subsidiaries (i) has agreed to or been required to make any adjustment pursuant to Section 481(a) of the Code, (ii) has knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method with respect to it, or (iii) has an application pending with a Governmental Authority requesting permission for any change in accounting method.

          (h) Except as set forth in Schedule 4.9, there is no Contract or arrangement of the Company or any of its Subsidiaries covering any Person that, individually or collectively with all other Contracts or arrangements, as a consequence of this transaction could give rise to the payment of any amount that would not be deductible as an excess parachute payment by the Parent, the Surviving Corporation, the Company or its Subsidiaries by reason of Section 280G of the Code.

     4.10 Insurance.  Schedule 4.10 annexed hereto sets forth, as of the date
          ---------
hereof, an accurate, correct and complete list of all binders or policies of fire, liability, product liability, directors' and officers' liability, workers compensation, vehicular, unemployment and other insurance, self insurance programs and fidelity bonds (collectively, "Insurance") maintained by the Company or any of its Subsidiaries. Prior to the Closing, the Company shall provide to the Parent an accurate, correct and complete list of all Insurance policies or binders entered into by the Company or any of its Subsidiaries from the date hereof through the Closing Date. All Insurance has been issued under valid and enforceable policies or binders for the benefit of the Company and its Subsidiaries, and all such policies or binders are in full force and effect and none of the premiums therefor are past due. Each of the Company and its Subsidiaries is in compliance with the terms of all such policies and binders in all material respects. All Insurance is of such types and in such amounts and for such risks, casualties and contingencies as is reasonable based upon the business of the Company and its Subsidiaries, as currently conducted. As of the date hereof, there are no pending or asserted claims outstanding against any Insurance carrier as to which any insurer has denied liability, and there are no pending or asserted claims outstanding under any Insurance policy or binder that have been disallowed or improperly filed. The Company shall promptly notify the Parent if, from the date hereof through the Closing Date, (i) any insurer has denied liability of any pending or asserted claim outstanding against any Insurance carrier or (ii) any pending or asserted claim outstanding under any Insurance policy or binder is disallowed or improperly filed.

     4.11 Contracts.  (a)  Schedule 4.11 annexed hereto sets forth an accurate,
          ---------
correct and complete list of the following Contracts, in effect at any time from October 1, 1994 through the date hereof, to which the Company or any of its Subsidiaries is or was a party, by which any of them are bound or pursuant to which the Company or any of its Subsidiaries is or was an obligor or a beneficiary:

          (i) Any material Contracts with respect to Real Property (which restrains the ability of the Company or any of its Subsidiaries to use such Real Property), Intangible and Other Property, all Affiliate Contracts (whether or not material), Termination Agreements (whether or not material), Benefit Plans (whether or not material), and labor matters;

          (ii) Any Contract for capital expenditures or services by the Company or any of its Subsidiaries which involves consideration payable by the Company or any of its Subsidiaries in excess of $100,000 in any fiscal year;

          (iii) Any Contract evidencing any indebtedness for borrowed money in excess of $50,000 or obligation for the deferred purchase price of Assets in excess of $100,000 (excluding normal trade payables) or guaranteeing any indebtedness, obligation or liability in excess of $100,000;

          (iv) Any material Contract wherein the Company or any of its Subsidiaries has agreed to a non-competition provision;

          (v) Any material joint venture, partnership, cooperative arrangement or any other material Contract involving a sharing of profits;

          (vi) Any material Contract with any Governmental Authority other than for sale of merchandise in the ordinary course of business;

          (vii) Any power of attorney, proxy or similar instrument granted by or to the Company or any of its Subsidiaries; and

          (viii) Any other Contract related to the business of the Company or any of its Subsidiaries, as currently conducted, which provides for a period of performance which extends beyond twelve (12) months from the date hereof or is not cancelable upon ninety (90) days' notice.

Accurate, correct and complete copies of each such written Contract and written summaries of each such oral Contract have been delivered by the Company to the Parent or made available to the Parent at the Company's offices. Prior to the Closing, the Company will provide to the Parent an accurate, correct and complete list, and make available to the Parent at the Company's offices accurate, correct and complete copies, of all written Contracts and written summaries of each oral Contract entered into by the Company or any of its Subsidiaries from the date hereof through the Closing Date of a type that is described in this Section 4.11(a).

          (b) Each Contract listed or referred to on Schedule 4.11 to which the Company or any of its Subsidiaries is or was a party, by which any of them is bound or pursuant to which the Company or any of its Subsidiaries is or was an obligor or a beneficiary is in full force and effect, except as is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Each of the Company and its Subsidiaries has complied with all commitments and obligations on its part to be performed or observed under each such Contract, except for such noncompliance which is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. To the knowledge of the Company without due inquiry, each party to each such Contract other than the Company and its Subsidiaries has complied with all commitments and obligations on its part to be performed or observed thereunder, except for such noncompliance which is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Except as set forth in Schedule
4.11 annexed hereto, none of the Company or any of its Subsidiaries has received any notice of a default under any such Contract and no event or condition has happened or presently exists which constitutes a default or, after notice or lapse of time or both, would constitute a default under any such Contract, except for such notices and defaults which are not reasonably likely, individually or in the aggregate (together with the items set forth in Schedule
4.11 annexed hereto), to have a Material Adverse Effect.  Except as set forth in
Schedule 4.11 annexed hereto, the Merger will not be considered an assignment of any of the Contracts.


     4.12 Real Property.  (a)  Schedule 4.12 annexed hereto and the Commission
          -------------
Filings set forth, as of the date hereof, a correct and complete list of all Real Property owned, leased or subleased by the Company or any of its Subsidiaries. The Company or its Subsidiaries are the sole and exclusive legal and equitable owners of all right, title and interest in, and have good, marketable and insurable title to, all of the Real Property set forth on Schedule 4.12 annexed hereto as being owned by the Company or any of its Subsidiaries, free and clear of all Liens, except as set forth on Schedule 4.12, the Commission Filings and Permitted Liens. Except as set forth in Schedule 4.12 annexed hereto, and except for changes occurring between the date hereof and the Closing Date which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, all Real Property owned, leased or subleased by the Company or any of its Subsidiaries is in condition and repair adequate for its current use, is suitable for the purposes for which it is presently being used and is adequate to meet all present requirements of the business of the Company and its Subsidiaries, as currently conducted. Except as set forth in Schedule 4.12 annexed hereto, and except for changes occurring between the date hereof and the Closing Date which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, the Company or its Subsidiaries have been in peaceable possession of the premises covered by each Real Property lease or sublease since the commencement of the original term of such lease or sublease.

          (b) Except for Real Property leases and subleases which expire by their terms between the date hereof and the Closing Date which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, each of the Real Property leases and subleases (and leases underlying such subleases) is in full force and effect and contains no terms other than the terms contained in the copies heretofore delivered to the Parent or made available to the Parent at the Company's offices. Each of the Company and its Subsidiaries has complied with all commitments and obligations on its part to be performed or observed under each Real Property lease or sublease, except for such noncompliance which is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. To the knowledge of the Company without due inquiry, each party to each Real Property lease or sublease other than the Company and its Subsidiaries has complied with all commitments and obligations on its part to be performed or observed thereunder, except for such noncompliance which is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. To the knowledge of the Company, none of the Company nor any of its Subsidiaries has received any notice of a default, offset or counterclaim under any Real Property lease or sublease (or lease underlying such sublease) and, to the knowledge of the Company, no event or condition has happened or presently exists which constitutes a default or, after notice or lapse of time or both, would constitute a default under any Real Property lease or sublease (or lease underlying such sublease), except for such notices, defaults, offsets or counterclaims which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. There is no Lien upon any leasehold interest of the Company or any of its Subsidiaries under any Real Property lease or sublease, to the best knowledge of the Company. Except as set forth in Schedule 4.12 annexed hereto, the Merger will not be considered an assignment of any of the Real Property leases (requiring the consent or approval by another Person) and subleases and shall not constitute a default under any of the Real Property leases or subleases.

          (c) Except for changes occurring between the date hereof and the Closing Date which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, to the best knowledge of the Company, there are no pending or threatened actions or proceedings (including condemnation and foreclosure) which could adversely affect the Real Property or any of the Real Property leases or subleases against the Company or any of its Subsidiaries and, to the best knowledge of the Company, there are no such actions or proceedings against other parties. There are no violations of any Law affecting the Real Property leased or subleased by the Company or any of its Subsidiaries which are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

          (d) Except for changes occurring between the date hereof and the Closing Date which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, to the knowledge of the Company without due inquiry, there are no defaults by the landlords under any of the Real Property leases or subleases and such landlords have performed all of their obligations thereunder to the extent that such performance was to be completed heretofore. Neither the Company nor any of its Subsidiaries has waived any obligation of any landlord or any right under any of the Real Property leases or subleases, except as set forth in any written agreement disclosed to the Parent together with the leases and subleases.

     4.13 Tangible Property.  (a)  The Company or its Subsidiaries have good and
          -----------------
marketable title to all of the Tangible Property owned by the Company or any of its Subsidiaries, free and clear of all Liens, except for Commission Filings and Permitted Liens. Except as set forth in Schedule 4.13 annexed hereto, all Tangible Property in use by the Company or any of its Subsidiaries is in good operating condition and repair (reasonable wear and tear excepted), is suitable for the purposes for which it is presently being used and is adequate to meet all present requirements of the business of the Company and its Subsidiaries, as currently conducted.

          (b) Each of the Tangible Property leases is in full force and effect, except as the same is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Each of the Company and its Subsidiaries has complied with all commitments and obligations on its part to be performed or observed under each Tangible Property lease or sublease, except for such noncompliance which is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. None of the Company or any of its Subsidiaries has received any notice of a default, offset or counterclaim under any Tangible Property lease, and no event or condition has happened or presently exists which constitutes a default or, after notice or lapse of time or both, would constitute a default under any Tangible Property lease, except for such notices, defaults, offsets or counterclaims which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

     4.14 Environmental Matters.  (a)  Except for Environmental Claims which
          ---------------------
would not, individually or in the aggregate, have a Material Adverse Effect or as otherwise disclosed in the Commission Filings or on Schedule 4.14, no Judgment has been issued since January 1, 1987, no Environmental Claim has been filed since January 1, 1987 and no penalty has been assessed, and the Company is not aware of any investigation or review which has occurred or is pending or threatened against the Company or any of its Subsidiaries, by any Governmental Authority with respect to (i) any alleged failure by the Company or any of its Subsidiaries to have any License and Permit required under applicable Environmental Laws, (ii) any Environmental Laws or (iii) any generation, treatment, storage, recycling, transportation, discharge, disposal or release of any Hazardous Materials generated by the Company or any of its Subsidiaries, and, furthermore, to the best knowledge of the Company, there are no facts or circumstances in existence which could form the basis for any such Judgment, Environmental Claim or penalty.

          (b) None of the Company or any of its Subsidiaries owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act, as amended, or under any other comparable state or local Law; and, without limiting the foregoing, except as are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, (i) no polychlorinated bi-phenyl is or has been brought, (ii) no asbestos or asbestos-containing material is or has been brought, (iii) no underground storage tanks or surface impoundments for hazardous materials, active or abandoned, have been installed or operated by the Company or any of its Subsidiaries and (iv) no Hazardous Material has been released in a quantity reportable under, or in violation of, any Environmental Law or otherwise released, in the cases of clauses (i) through (iv), at, on or under any site or facility now owned, operated or leased or to the knowledge of the Company without due inquiry previously owned, operated or leased by the Company or any of its Subsidiaries.

          (c) None of the Company or any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location that is (i) listed on the NPL, (ii) listed for possible inclusion on the NPL or any similar state or local list by the Environmental Protection Agency or similar state or local Governmental Authority or (iii) the subject of enforcement actions by any Governmental Authority that may lead to Environmental Claims against the Company or any of its Subsidiaries.

          (d) No Hazardous Material generated by the Company or any of its Subsidiaries has been recycled, treated, stored, disposed of or released by the

Company or any of its Subsidiaries at any location in violation of any applicable Environmental Law.

          (e) No notification of a release of Hazardous Materials has been registered or filed by or on behalf of the Company or any of its Subsidiaries and no site or facility now owned, operated or leased or to the knowledge of the Company without due inquiry previously owned, operated or leased by the Company or any of its Subsidiaries is listed or proposed for listing on the NPL or any similar list of sites requiring investigation or clean-up.

          (f) No Liens have arisen under or pursuant to any Environmental Law on any site or facility now owned, operated or leased or to the knowledge of the Company without due inquiry previously owned, operated or leased by the Company or any of the Subsidiaries, and no Governmental Authority action has been taken or is in process that could subject any such site or facility to such Liens, and none of the Company or any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the Real Property on which such site or facility is located.

          (g) All environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or that are in the possession of, the Company or any of its Subsidiaries relating to any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries have been delivered to the Parent or made available to the Parent at the Company's offices.

     4.15 Intangible and Other Property.  (a)  Schedule 4.15 annexed hereto sets
          -----------------------------
forth an accurate, correct and complete list, as of the date hereof, of all material Intellectual Property of the Company or any of its Subsidiaries.
Unless specifically noted in Schedule 4.15 annexed hereto, the Company and its Subsidiaries owns, is licensed or otherwise has the right to use all material Intangible and Other Property used in the business of the Company and its Subsidiaries, as presently conducted by the Company, except for such Intangible and Other Property the loss of the use of which is not reasonably likely, individually or in the aggregate (together with the items set forth in Schedule
4.15 annexed hereto), to have a Material Adverse Effect.

          (b) Unless specifically noted in Schedule 4.15 annexed hereto, (i) to the knowledge of the Company, without due inquiry the use of the Intangible and Other Property by the Company or any of its Subsidiaries does not infringe upon or otherwise violate the rights of any third party in or to such Intangible and Other Property and (ii) since October 1, 1993 no claim has been asserted by any Person against the Company or its Subsidiaries that the use of any item of Intangible and Other Property infringes or violates the rights of such Persons, except for such infringements, violations or claims which are not reasonably likely, individually or in the aggregate (together with the items set forth in Schedule 4.15 annexed hereto), to have a Material Adverse Effect. The Merger will not be considered an assignment of any of the Intangible or Other Property.

     4.16 Employee Benefit Plans.
          ----------------------

          (a) Benefit Plans.   Schedule 4.16 annexed hereto sets forth a correct
              -------------
and complete list (including the name of the plan, the employee class covered thereunder, the annual contribution by the Company and, in the case of profit-sharing plans, the payments made by the Company to such plan during the last five (5) fiscal years) of all "employee benefit plans" (as defined in Section 3(3) of ERISA), bonus, profit sharing, deferred compensation, incentive or other compensation plans or arrangements, and other employee fringe benefit plans, whether funded or unfunded, qualified or unqualified, maintained or contributed to by any of the Company Group Members in the current year or, to the extent there may be any liability, in the prior five (5) Benefit Plan years for the benefit of any of their respective directors, officers or employees or other Persons (all the foregoing are collectively referred to herein as the "Benefit Plans"). All Benefit Plans, related trust Contracts or annuity Contracts (or any other funding instrument) are in full force and effect. Except as set forth in Schedule 4.16 annexed hereto, no Benefit Plan which had previously been in effect has been terminated.

          (b) Funding.  All contributions to, and payments from, the Benefit
              -------
Plans that may have been required to be made in accordance with the Benefit Plans have been made in a timely manner during the prior five (5) Benefit Plan years. All such contributions to the Benefit Plans for any period ending before the Closing that are not yet required to be made shall be properly accrued. No Benefit Plan is a "defined benefit plan" within the meaning of Section 3(35) of ERISA.

          (c) Compliance With the Code and ERISA.  All necessary governmental
              ----------------------------------
approvals for the Benefit Plans have been obtained. Each of the Company Group Members and each Benefit Plan (and any related trust agreement or annuity Contract or any other funding instrument) complies currently, and has complied in the past, both as to form and operation, with the provisions of all Laws applicable to Benefit Plans, except for such noncompliance which could not, individually or in the aggregate, in the sole good faith opinion of the Parent, have a Material Adverse Effect.

          (d) Administration.  Each Benefit Plan has been administered in
              --------------
compliance, in all material respects, with the requirements of the Code and ERISA. All reports, Returns and similar documents with respect to the Benefit Plans required to be filed since the commencement of the Benefit Plans with any Government Authority or distributed to any Benefit Plan participant have been duly and timely filed or distributed (after taking into account all extensions and deferral rights), except for such failure to file or distribute which could not individually or in the aggregate, in the sole good faith opinion of the Parent, have a Material Adverse Effect. There are no investigations by any Governmental Authority, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against or involving any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan pending or, to the best knowledge of the Company, threatened that could give rise to any liability in any material respect to any of the Company Group Members, or the directors, officers or employees of the Company or any of its Subsidiaries or a trustee, administrator or other fiduciary of any trusts created under any Benefit Plan.

          (e) Prohibited Transactions.  No "prohibited transaction" (as defined
              -----------------------
in Section 4975 of the Code or Section 406 of ERISA) has ever occurred which involves the Assets of any Benefit Plan and which could subject to a material extent any of the Company Group Members, or any of the directors, officers or employees of the Company or any of its Subsidiaries, or a trustee, administrator or other fiduciary of any trusts created under any Benefit Plan, to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code or the sanctions imposed under Title I of ERISA. Neither the Company Group Members nor, to the best knowledge of the Company, the directors, officers or employees of the Company or any of its Subsidiaries, a trustee, administrator or other fiduciary of any Benefit Plan, nor any agent of any of the foregoing, has ever engaged in any transaction or acted or failed to act in a manner which could subject any of the Company Group Members, their businesses, the Surviving Corporation or the Parent to any liability for breach of fiduciary duty under ERISA or any other applicable Law, except for such liability which could not, individually or in the aggregate, in the sole good faith opinion of the Parent, have a Material Adverse Effect.

          (f) Multiemployer Plans.  None of the Benefit Plans is, and none of
              -------------------
the Company Group Members has ever been a party to, a "multiemployer pension plan" as defined in Section 3(37) of ERISA.

          (g) Medical or Death Benefits.  No Benefit Plan, including any welfare
              -------------------------
plan (as defined in Section 3(1) of ERISA), maintained by any Company Group Member provides medical or death benefits with respect to current or former employees beyond their termination of employment (other than coverage mandated by Law). Each such welfare plan to which Section 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects, with such sections.

          (h) Compensation.  Except for stock option agreements and as set forth
              ------------
in Schedule 4.17 annexed hereto, no Contract entitles any individual to severance or termination pay or accelerates the time of payment and vesting, or increases the amount of compensation due, or benefits payable under any Benefit Plan with respect to, any Person.

     4.17  Labor Matters.
           -------------

          (a) Affiliate Contracts.  Schedule 4.17 annexed hereto sets forth, as
              -------------------
of the date hereof, a correct and complete list (including the name of the parties, term and rate of compensation) of all Contracts (other than stock option agreements) between the Company or any of its Subsidiaries and any executive officer and director of the Company or any of its Subsidiaries, or Affiliates of any of the foregoing (collectively, "Affiliate Contracts"). Prior to the Closing, the Company will provide to the Parent a correct and complete list of all Affiliate Contracts entered into by the Company or any of its Subsidiaries from the date hereof through the Closing Date.

          (b)  Termination Agreements; Compensation.  Schedule 4.17 annexed
               ------------------------------------
hereto sets forth a correct and complete list of all termination, severance, or similar agreements with the Company's officers or directors (the "Termination Agreements") in effect as of the date hereof to which the Company or any of its Subsidiaries is or may be bound or affected and under which the Company or any of its Subsidiaries have any remaining obligations. Schedule 4.17 annexed hereto sets forth a correct and complete list of the fifteen (15) most highly compensated employees of the Company or any of its Subsidiaries (including bonuses, commissions and deferred compensation) for each of the Company's 1993 and 1994 fiscal years.

          (c)  Labor Contracts; Disputes.    There are no controversies pending
               -------------------------
or, to the best knowledge of the Company, threatened involving the employees of the Company or any of its Subsidiaries and, except as set forth on Schedule 4.17 annexed hereto, there are no collective bargaining or other union Contracts to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries may be bound. None of the Company or any of its Subsidiaries has suffered or sustained any work stoppage and, to the best knowledge of the Company, no such work stoppage is threatened. To the best knowledge of the Company, no union organizing, election or other activities involving any employees of the Company or any of its Subsidiaries are in progress or threatened.

     4.18 Customers and Suppliers.  Schedule 4.18 annexed hereto sets forth an
          -----------------------
accurate, correct and complete list of the twenty (20) largest customers (in terms of gross revenues) of the Company and its Subsidiaries, on a consolidated basis, for fiscal years 1993, 1994 and 1995 (year-to-date) and the ten (10) largest suppliers (in terms of purchases) to the Company and its Subsidiaries, on a consolidated basis, for fiscal years 1992, 1993 and 1994.

     4.19 Inventory.  All inventory of the Company and its Subsidiaries was
          ---------
acquired or manufactured in the ordinary course of business and is usable and saleable in the ordinary course of such business or is otherwise recorded on the books and records of the Company in accordance with GAAP. The Company and its Subsidiaries have good and valid title to the inventory, free and clear of all Liens.

     4.20 Accounts Receivable.  All accounts receivable of the Company and its
          -------------------
Subsidiaries reflected on the balance sheet as at the date set forth in the most recent Commission Filings and all accounts receivable of the Company and its Subsidiaries arising subsequent to the date thereof have arisen in the ordinary course of business of the Company and its Subsidiaries and, to the best knowledge of the Company, are subject to no defenses, offsets or counterclaims, other than reserves reflected on the balance sheet as at the most recent Commission Filings.

     4.21 Compliance With Laws.  Each of the Company and its Subsidiaries,
          --------------------
complies with all Laws applicable to such Company or Subsidiary, its business and its Assets, except for such noncompliance which is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. As of the date hereof, there are no unsatisfied Judgments applicable to the Company or any of its Subsidiaries, their respective businesses and their respective Assets (and having any current or future effect on the Company or any of its Subsidiaries). The Company and its Subsidiaries are in compliance with all Judgments applicable to the Company or any of its Subsidiaries, their respective businesses and their respective Assets, except for such noncompliance which is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

     4.22 Licenses and Permits.   Schedule 4.22 annexed hereto contains an
          --------------------
accurate, correct and complete list of all Licenses and Permits which are material to the business of the Company and its Subsidiaries, as currently conducted by the Company. All such Licenses and Permits are valid and in full force and effect and there are no pending or, to the best knowledge of the Company, threatened proceedings which could result in the termination, revocation, limitation or impairment of any of such Licenses and Permits, except for such terminations, revocations, limitations or impairments which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. The Licenses and Permits are sufficient to enable the Company and its Subsidiaries to own and conduct their business, as currently conducted by the Company.

     4.23 Legal Proceedings.  There is no action, suit, proceeding, complaint,
          -----------------
charge, Tax or other audit, investigation or arbitration or other method of settling disputes or disagreements by or before any Governmental Authority pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or their respective Assets, except as summarized in Schedule 4.23 annexed hereto or in the Commission Filings, and except as the same is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Except as summarized on Schedule
4.23 or disclosed in the Commission Filings, on the Closing Date, there will be no action, suit, proceeding, complaint, charge, Tax or other audit, investigation or arbitration or other method of settling disputes or disagreements by or before any Governmental Authority pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or their respective Assets, except as the same is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. There is, and at the Closing Date there will be, no action, suit, proceeding, complaint, charge, Tax or other audit, investigation or arbitration or other method of settling disputes or disagreements by or before any Governmental Authority which questions the validity of this Agreement or any action taken or to be taken by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby. Neither the Company, its Subsidiaries nor any of the Assets of the Company or its Subsidiaries are subject to any Judgment which restricts the ability of the Company or any of its Subsidiaries to consummate the Merger or, except as summarized in Schedule 4.23 annexed hereto, to operate the business of the Company and its Subsidiaries, as currently conducted.

     4.24 No Brokers.  Except as set forth in the Commission Filings, neither
          ----------
the Company nor any of its Subsidiaries has entered into any Contract, arrangement or understanding with any Person or incurred any liability which could result in the obligation of any Person to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with this Agreement or the transactions contemplated hereby.

     4.25 Disclosure.  No representation, warranty or statement made by the
          ----------
Company in this Agreement, the Exhibits and the Schedules, or in any other material furnished or to be furnished by the Company to the Parent or its representatives, financing sources, attorneys and accountants, pursuant to this Agreement or the transactions contemplated hereby, contains or shall contain any untrue statement of a material fact, or omits or shall omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

     4.26 Books and Records.  The books of account and other financial records
          -----------------
of the Company and its Subsidiaries are accurate, correct and complete in all material respects. The minute books of each of the Company and its Subsidiaries contain accurate, correct and complete records of the respective charters (as amended or restated) and By-laws (as amended or restated) and accurately reflect all corporate action of the shareholders and the Board of Directors of such Company or Subsidiary.

5.   Representations and Warranties of the Parent and Newco.
     ------------------------------------------------------

     The Parent and Newco hereby represent and warrant to the Company as follows:

     5.1  Organization and Qualification.  The Parent is a corporation duly
          ------------------------------
incorporated, organized, validly existing and in good standing under the Laws of the State of Delaware, and Newco is a corporation duly incorporated, organized, validly existing and in good standing under the Laws of the State of New York. Each of the Parent and Newco has the requisite corporate power to own its properties and carry on its business as now being conducted. Each of the Parent and Newco is duly qualified as a foreign corporation to do business, and is in good standing, in each other jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except to the extent that any such failure so to qualify is not reasonably likely, individually or in the aggregate, to have a material adverse effect on the business, Assets, operations or financial condition of the Parent or Newco.

     5.2  Authority Relative to this Agreement.  Each of the Parent and Newco
          ------------------------------------
has all requisite corporate power and authority to enter into this Agreement and to perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of the Parent and Newco. This Agreement has been duly executed and delivered by the Parent and Newco and assuming due authorization, execution and delivery by the Company, this Agreement constitutes the valid and binding agreement of the Parent and Newco enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium and insolvency Laws and other Laws affecting the rights of creditors' generally and except as may be limited by the availability of equitable remedies.

     5.3  Compliance.  Neither the execution and delivery of this Agreement by
          ----------
the Parent or Newco, nor the consummation by the Parent or Newco of the transactions contemplated hereby, nor compliance by the Parent and Newco with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the Assets of the Parent or Newco under, any of the terms, conditions or provisions of (x) the charter or By-laws of the Parent or Newco, or (y) any Contracts to which the Parent or Newco is a party or to which the Parent or Newco or their respective Assets may be subject; or (ii) violate any Judgment applicable to the Parent or Newco or their respective Assets, except for, in the case of each of clauses (i)(y) and (ii) above, such violations, conflicts, breaches, defaults, terminations, accelerations or creations of Liens which are set forth on Schedule 5.3 annexed hereto and which are not reasonably likely, individually or in the aggregate (together with the items set forth in Schedule
5.3 annexed hereto), to have a Material Adverse Effect on the business, Assets, operations or financial condition of the Parent or Newco.

     5.4  Consents.  Other than (i) in connection with or in compliance with the
          --------
Exchange Act and (ii) as set forth on Schedule 5.4 annexed hereto, no notice to, filing with, or Consent of, any Person is necessary for the consummation by the Parent or Newco of the transactions contemplated by this Agreement. Prior to the Closing, the Parent or Newco shall have given all notices, made all filings and obtained all Consents set forth on Schedule 5.4 annexed hereto.

     5.5  Financing.  The Parent has delivered to the Company the commitment
          ---------
letters annexed hereto relating to the financing (the "Financing") needed to consummate the transactions contemplated by the Agreement. Parent represents that it has sufficient funds to finance the equity portion of the Financing, as outlined in the commitment letters. In addition, Florescue Family Corporation has delivered a letter guarantying the availability of the equity portion of the Financing. The debt portion of the Financing, the equity portion of the Financing and the anticipated net working capital of the Company is sufficient to consummate the transactions contemplated by the Agreement.

     5.6  Legal Proceedings.  There is no action, suit, proceeding, complaint,
          -----------------
charge, Tax or other audit, investigation or arbitration or other method of settling disputes or disagreements by or before any Governmental Authority pending or, to the best knowledge of the Parent and Newco, threatened against or affecting the Parent, Newco or their respective Assets. There is, and at the Closing Date there will be, no action, suit, proceeding, complaint, charge, Tax or other audit, investigation or arbitration or other method of settling disputes or disagreements by or before any Governmental Authority which questions the validity of this Agreement or any action taken or to be taken by the Parent or Newco in connection with the transactions contemplated hereby. Neither the Parent, Newco nor any of their respective Assets are subject to any Judgment or other agreement which restricts the ability of the Parent or Newco from consummating the Merger or purchasing the Shares.

     5.7  No Brokers.  Except as set forth on Schedule 5.7 annexed hereto,
          ----------
neither the Parent nor Newco has entered into any Contract, arrangement or understanding with any Person which could result in the obligation of any Person to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with this Agreement or the transactions contemplated hereby.

     5.8  Disclosure.  No representation, warranty or statement made by the
          ----------
Parent in this Agreement, the Exhibits and the Schedules, or in any other material furnished or to be furnished by the Parent to the Company or its representatives, attorneys and accountants pursuant to or, in connection with this Agreement or the transactions contemplated hereby, contains or shall contain any untrue statement of a material fact, or omits or shall omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

6.   Covenants and Other Agreements.
     ------------------------------

     The parties hereto covenant and agree as follows:

     6.1  Conduct of Business.  (a)  The Company shall, and the Company shall
          -------------------
cause each of the Subsidiaries to, except as otherwise expressly contemplated by this Agreement or as specifically consented to in writing by the Parent (which consent shall not be unreasonably withheld or delayed), from and after the date of this Agreement until the Closing Date, use all reasonable efforts to preserve its present business organization intact, keep available the services of its present employees, preserve its present relationships with Persons having business dealings with such Company or Subsidiary, operate its business in the ordinary and regular course consistent with its prior practices (including the payment of trade payables and the collection of accounts receivables), maintain its books and records in accordance with good business practice, on a basis consistent with prior practice and in accordance with GAAP, and maintain all Insurance, certificates and Licenses and Permits necessary for the conduct of its business, as currently conducted and as proposed by the Company to be conducted; provided, however, that nothing in this Section 6.1 shall require the
           --------  -------
Company or any of its Subsidiaries to make any payment or incur any obligation which (i) is not in the ordinary course of business or (ii) is inconsistent with its existing policies and practices or this Agreement.

          (b) During the period from and after the date of this Agreement until the Closing Date, except as otherwise expressly contemplated by this Agreement or set forth in Schedule 6.1 annexed hereto or as otherwise consented to by the Parent in writing, the Company shall not, and the Company shall cause each of the Subsidiaries not to: (i) declare, set aside or pay any dividend or other distribution in respect of its capital stock or redeem, purchase or acquire any shares of its capital stock (other than cashless exercises of stock options by employees or directors); (ii) issue any of its capital stock, stock options or rights requiring it to sell or issue any of its capital stock or securities, except for the issuance of Shares upon exercise of outstanding options or stock purchase rights under the Option Plans and the Stock Purchase Plan; (iii) amend its charter or By-laws; (iv) make any capital expenditure or capital commitment, other than those expenditures or commitments made between July 1, 1995 and the Closing Date which do not exceed $2,500,000 in the aggregate; (v) make any change in its business, as currently conducted or as proposed by the Company to be conducted other than in the ordinary course of business; (vi) dispose of any material rights with respect to any Intellectual Property or Intangible and Other

Property, other than in the ordinary course of business; (vii) change its accounting principles, methods or practices, investment practices, payment and processing practices or policies regarding intercompany transactions, except for such changes as are necessary to conform with GAAP and are disclosed to the Parent prior to such change; (viii) hire, or renew any existing Contract with, any Person as an officer or director; (ix) hire, or renew any existing Contract with, any Person as a consultant, independent contractor or non-officer employee, if such Person would receive pro-rated annual compensation (including salary, fringe benefits and bonuses) in excess of $100,000; (x) incur any obligation (not part of normal, continuing operations, such as payroll and Taxes, or in the operation of the Company and its Subsidiaries in the ordinary course of business or the performance of Contracts disclosed in any Schedule annexed hereto) in excess of $100,000 in the aggregate; (xi) increase, reduce, draw-down or reverse any of its reserves, other than in accordance with GAAP;
(xii) settle any litigations or dispute with Messrs. Rowe or Nadolski; (xiii) enter into any other transaction that would be required to be set forth in
Schedule 4.8 annexed hereto if such transaction occurred between October 1, 1994 and the date hereof; or (xiv) agree or commit orally or in writing to do any of the foregoing.

     6.2  No Shop; Non-Disclosure.  (a)  Until the Closing or the termination of
          -----------------------
this Agreement as provided in Section 9.1, except as mutually agreed in writing by the parties hereto, the Company shall not, and the Company shall use all reasonable efforts to cause its officers, employees, representatives or agents (including Goldman, Sachs & Co.) not to, directly or indirectly solicit, encourage, initiate, discuss with others or induce the making of any inquiries or proposals for the acquisition of any of the capital stock, Assets (other than in the ordinary course of business) or business of, or the merger with, or any similar transaction concerning, the Company, or furnish information to, or engage in negotiations relating to the foregoing or otherwise cooperate in any way with, or accept any proposal relating to the foregoing from, any Person or group other than the Parent and its officers, employees, representatives and agents, provided, however, that the Company Board may furnish or cause to be
        --------  -------
furnished such information to, and may participate in such discussions or negotiations with, Persons who have made a bona fide proposal if the Company
                                           ---- ----
Board believes, in good faith, after consultation with its financial advisors, that such bona fide proposal is for a transaction more favorable to the
          ---- ----
Company's shareholders than the transactions contemplated hereby and, in the opinion of outside counsel to the Company Board, the Company Board's fiduciary duty under applicable Law requires it to furnish or cause to be furnished such information and/or participate in such discussions or negotiations (a "Superior Offer"). The Company shall promptly communicate in writing to the Parent the principal substance of any discussion and the terms of any proposal received or the fact that the Company has received inquiry with respect to, or will participate in discussions or negotiations in respect of, any such transactions on the same date that the Company knows that such discussions will take place, and, on the same date or promptly thereafter, the Company shall promptly communicate to the Parent the existence of any such discussions or negotiations.

          (b) No party (or its representatives, agents, counsel or accountants) hereto shall disclose to any third party, other than potential lenders, any confidential or proprietary information about the business, Assets or operations of the Company or its Subsidiaries or the transaction contemplated hereby, except as may be required in connection with a Superior Offer. The parties hereto agree that the remedy at law for any breach of the requirements of this subsection will be inadequate and that any breach would cause such immediate and permanent damage as would be impossible to ascertain, and, therefore, the parties hereto agree and consent that in the event of any breach of this subsection, in addition to any and all other legal and equitable remedies available for such breach, including a recovery of damages, the non-breaching parties shall be entitled to obtain preliminary or permanent injunctive relief without the necessity of proving actual damage by reason of such breach and, to the extent permissible under applicable Law, a temporary restraining order may be granted immediately on commencement of such action.

     6.3  Employment Agreements.  (a)  From the date hereof until the Closing or
          ---------------------
earlier termination of this Agreement, neither the Company nor any of its Subsidiaries shall adopt, enter into or amend, or extend by action or inaction, any Benefit Plan (other than in the ordinary course of business or as required by law), whether or not such Benefit Plans were previously approved by the Company Board.

          (b) Parent shall cause the Surviving Corporation to honor (without modification) the Termination Agreements and individual benefit arrangements listed on Schedule 6.3(b), all as in effect at the Effective Time, and agrees
(i) to pay, at the Effective Time, all amounts then owing under such agreements and arrangements as a result of the triggering of "change of control" and other provisions; or (ii) if, subsequent to the Effective Time but prior to the expiration or renewal of any such agreement or arrangement with an executive officer, such executive officer is terminated (other than for cause) or is not employed in a position substantially equivalent to his position at the Effective Time at a location within 25 miles of the location where he performed such duties at the Effective Time, such executive officer shall be entitled to receive all amounts then payable under such agreement as if the "change of control" occasioned by the Merger and the subsequent termination or change in position or location occurred simultaneously.

     6.4  Parent's Access to Information.  From and after the date hereof, the
          ------------------------------
Parent, its outside financing sources and investors, and their respective counsel, accountants, representatives and agents, shall have full access, upon reasonable notice and during normal business hours, to the Company and the financial, legal, accounting and other representatives of the Company with knowledge of the business and the Assets of the Company and, upon reasonable notice, shall be furnished all relevant documents, records and other information concerning the business, finances and properties of the Company and its Subsidiaries that the Parent, its outside financing sources, investors and their respective counsel, accountants, representatives and agents, may reasonably request. The Parent agrees not to contact any employees, personnel, suppliers or customers of the Company or its Subsidiaries without the prior approval of the Company (which approval shall not be unreasonably withheld or delayed).

     6.5  Consents.  The Company shall use all reasonable efforts to give any
          --------
notices, make any filings, and obtain any Consents set forth on Schedule 4.5 annexed hereto. The Parent and Newco shall use all reasonable efforts to give notices, make any filings and obtain any Consents set forth on Schedule 5.4 annexed hereto.

     6.6  Notification of Certain Matters.  Each of the parties hereto agrees to
          -------------------------------
give prompt notice to the other parties hereto of (i) the occurrence, or failure to occur, of any event which occurrence or failure to occur is reasonably likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Closing Date, (ii) any failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder and (iii) any breach of any representation or warranty of such party hereunder; provided, however, that the delivery of or the failure to deliver any
           --------  -------
notice pursuant to this Section 6.6 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     6.7  Action of Shareholders of the Company; Voting and Disposition of the
          --------------------------------------------------------------------
Shares.  The Company shall take all action necessary, in accordance with the BCL
- ------
and its Articles of Incorporation and By-laws, to convene the Special Meeting as promptly as practicable to consider and vote upon the Merger. At the Special Meeting, each of the Parent and Newco shall vote, or cause to be voted, all of the Shares then owned by it, if any, in favor of the Merger.

     6.8  Financial Statements.  From and after the date hereof until the
          --------------------
Closing, as soon as practicable after the end of each calendar month (but no later than thirty (30) days after the end of such calendar month), the Company shall deliver to the Parent an unaudited consolidated balance sheet of the Company and its Subsidiaries at the last day of such calendar month, an unaudited consolidated statement of income of the Company and its Subsidiaries for such calendar month and an unaudited consolidated statement of cash flows of the Company and its Subsidiaries for such calendar month. All such unaudited financial statements shall be (x) in accordance with the books of account, records and past practices of the Company and its Subsidiaries for interim financial statements; (y) fair presentations of the material liabilities and obligations, financial condition, accruals for incentive or bonus payments, reserves for incurred but unreported claims and results of operations of the Company and its Subsidiaries as of the dates and for the periods indicated; and
(z)
prepared in accordance with GAAP; provided, however, that such financial
                                  --------  -------
statements need not contain all of the footnotes required by GAAP, and may be condensed and subject to year-end and quarter-end adjustments.

     6.9  Indemnification of Directors and Officers.
          -----------------------------------------

          (a) From and after the Effective Time, Parent shall cause the Surviving Corporation to, and the Surviving Corporation agrees to, indemnify, defend and hold harmless in accordance with the Certificate of Incorporation and By-laws of the Company, and subject to the limitations of the BCL, each present and past officer, director, employee, representative or agent (other than Nadolski and Blair), of the Company (or any subsidiary or division thereof), including, without limitation, each person controlling any of the foregoing persons (individually, an "Indemnified Party" and collectively, the "Indemnified Parties"), against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, whether commenced, asserted or claimed before or after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (an "Action"), (i) the Surviving Corporation shall advance the reasonable fees and expenses of counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to Parent, in advance of the final disposition of any such action; provided, however, that prior to advancement of fees and expenses, the Indemnified Party shall provide an undertaking in form and substance reasonably satisfactory to the Surviving Corporation, and (ii) the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed) and provided, further, that the Surviving Corporation shall not be obligated pursuant to this Section to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single Action except to the extent that, in the opinion of counsel for the Indemnified Parties, to do so would be inappropriate due to actual or potential differing interests between or among such parties.

          (b) For a period of six years after the Effective Time, the Surviving Corporation shall not amend the provisions of its Certificate of Incorporation and By-laws providing for exculpation of director and officer liability and indemnification, except as required by applicable law.

          (c) Parent shall cause the Surviving Corporation to, and the Surviving Corporation agrees to, maintain in effect for the Indemnified Parties for not less than three years the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company and the Company's subsidiaries with respect to matters occurring at or prior to the Effective Time;

provided, that Parent may substitute therefor policies of substantially the same coverage containing terms and conditions which are no less advantageous, in any material respect, to the Indemnified Parties.

          (d) Parent shall cause the Surviving Corporation to, and the Surviving Corporation agrees to, pay all expenses, including attorneys' fees, that may be incurred by any Indemnified Parties in enforcing the indemnity and other obligations provided for in this Section 6.9.

          (e) The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party has under the Certificate of Incorporation or By-laws of the Company, under the BCL or otherwise. This
Section 6.9 is intended to benefit each of the Indemnified Parties and shall be binding on all successors and assigns of Newco, the Company and the Surviving Corporation.

     6.10 Additional Agreements.  Subject to the terms and conditions herein
          ---------------------
provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, and to cooperate with each other in connection with the foregoing.

7.   Conditions Precedent to the Parent's Obligations.
     ------------------------------------------------

     The obligations of the Parent and Newco are subject to the satisfaction, at or before the Closing, of the conditions set forth below.

     7.1  Accuracy of the Company's Representations and Warranties.  The
          --------------------------------------------------------
representations and warranties of the Company set forth herein are true and correct in all material respects as of the date hereof and as of the Closing Date. Any matter which would otherwise constitute a failure to comply with or conform to a representation or warranty by the Company hereunder shall not be deemed to be such a failure if the Parent has consented to the same in writing.

     7.2  Performance by the Company.  The Company shall have performed,
          --------------------------
satisfied and complied with all covenants, agreements, and conditions required to be performed by it.

     7.3  Deliveries By the Companies at Closing.  At the Closing, the Company
          --------------------------------------
shall have delivered to the Parent (or, in the case of clauses (h) and (i) below, have made available to the Parent at the offices of the Company or its Subsidiaries) all of the following:

          (a) a certificate of the Company, executed by the President and the Chief Financial Officer of the Company, to the effect that each of the conditions specified in Sections 7.1, 7.2, 7.4, 7.5, 7.7 and 7.10 has been satisfied;

          (b) evidence of the filing with the office of the Secretary of State of the State of New York of the Certificate of Merger, pursuant to Section 904 of the BCL, with respect to the Merger of Newco with and into the Company, in the form annexed hereto as Exhibit A;
                           ---------

          (c) resolutions duly adopted by the Company Board authorizing the transactions which are the subject of this Agreement, certified by the Secretary of the Company;

          (d) certificates issued by appropriate Governmental Authorities evidencing, as of a recent date, the good standing and franchise tax status of the Company and each of its Subsidiaries in the jurisdiction in which such Company or Subsidiary is incorporated and in those jurisdictions in which such Company or Subsidiary is qualified to do business and, as of the most recent practicable date, telegrams, if available, issued by the appropriate Governmental Authorities with respect to the good standing and franchise tax status of such Company or Subsidiary in the jurisdiction in which such Company or Subsidiary is incorporated;

          (e) a copy of the Articles of Incorporation or other applicable charter instruments and all amendments thereto of the Company and each of its Subsidiaries, certified by the appropriate Governmental Authorities;

          (f) certificates executed by the Secretary of the Company to the effect that there have been no amendments to the charter documents referred to in Section 7.3(e) hereof since the date of this Agreement;

          (g) the original books of account, minute books, minutes and other records of all meetings of the Company and each of its Subsidiaries, and the stock books and stock transfer ledgers of each of the Subsidiaries of the Company;

          (h) the corporate seal of the Company and each of its Subsidiaries and such other documents, records, and other items as shall be necessary for the operation of the businesses of the Company and each of its Subsidiaries;

          (i) a statement upon which the Parent and the Exchange Agent shall rely in tendering the Per Share Price pursuant to Section 3.6 and which (i) shall provide the name of each shareholder of record of Shares and the number of Shares held by such shareholder and (ii) shall be issued by the Company's transfer agent, Continental Stock Transfer & Trust Company.

     7.4  Consents.  The Company shall have obtained and delivered to the Parent
          --------
all Consents set forth in Schedule 4.5 annexed hereto, except where the failure to obtain such Consents would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

     7.5  Changes in the Business.  From and after the date hereof, there shall
          -----------------------
have occurred or be threatened no event relative to the Assets or business of the Company and its Subsidiaries which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

     7.6  Dissenting Shares.  The number of Dissenting Shares (if any) with
          -----------------
respect to which the holders thereof shall have properly demanded appraisal in accordance with the BCL before the taking of a vote on the Merger at the Special Meeting or any adjournment thereof, the holders of which shall not have withdrawn such demand as of the Closing Date, shall not exceed ten percent (10%) of the issued and outstanding Shares entitled to vote thereon.

     7.7  Shareholder Approval.  This Agreement and the transactions
          --------------------
contemplated hereby shall have been adopted and approved by the holders of sixty-six and two-thirds percent (66 2/3%) of the Shares.

     7.8  Simultaneous Closing.  Simultaneously with the Closing, the Parent
          --------------------
shall have closed the Financing.

     7.9  Opinion of the Company's Counsel.  The Parent shall have received the
          --------------------------------
favorable opinion, dated the date of the Closing, of the Company's Counsel, reasonably acceptable in substance and form to the Parent.

     7.10 Absence of Litigation.  There shall not be pending or threatened
          ---------------------
before any Governmental Authority any action, suit or proceeding which, if adversely determined, would (i) make the purchase by the Parent of the Shares illegal, (ii) require the divestiture by the Parent of all or a material portion of the business or Assets of the Surviving Corporation or any of its Subsidiaries as a result of the transactions contemplated hereby, (iii) impose limitations which adversely affect to a significant extent the ability of the Surviving Corporation to exercise full rights of ownership of the Assets or business of the Company and its Subsidiaries, as currently conducted by the Company, as a result of the transactions contemplated hereby, (iv) prevent the consummation of the Merger or (v) cause the Merger to be rescinded following consummation of the Merger, and no Judgment with respect to any of the foregoing shall be in effect.

     7.11 Proceedings and Documents.  All legal and corporate proceedings in
          -------------------------
connection with the transactions contemplated by this Agreement shall be in form and substance reasonably satisfactory to the Parent and the Parent's Counsel, and the

Parent shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions as the Parent reasonably requests.

     7.12 Current Assets; Inventory.  Parent shall have received from the
          -------------------------
Company an audited balance sheet dated as of September 30, 1995, certified by the Company's Accounting Officer and Deloitte & Touche, showing that the Company has (i) at least $27,750,000 in net current assets (consisting of total current assets plus restricted cash and marketable securities plus common stock notes receivable, less current liabilities (other than the current portion of long-term debt)) less an amount, not to exceed $100,000, equal to the out-of-pocket expenses incurred in connection with the completion of a physical inventory and
(ii) inventory recorded on the books and records of the Company in accordance with GAAP of not more than $14,150,000. In connection with the audit, a physical inventory shall be taken.

     7.13 Officer's Certificate.  Parent shall have received from the Company's
          ---------------------
Chief Accounting Officer a certificate stating that there has been (i) no change in the Company's balance sheet which is reasonably likely to individually, or in the aggregate with all other such changes, have a Material Adverse Effect, since September 30, 1995, and (ii) no change in the inventory since September 30, 1995 other than changes in the ordinary course of business.

8.   Conditions Precedent to the Company's Obligations.
     -------------------------------------------------

     The obligations of the Company are subject to the satisfaction, at or before the Closing, of the conditions set forth below. The benefit of these conditions is for the Company only and may be waived by the Company in writing at any time in its sole discretion.

     8.1  Accuracy of the Parent's Representations and Warranties.  The
          -------------------------------------------------------
representations and warranties of the Parent and Newco set forth herein are true and correct in all material respects as of the date hereof and the Closing Date.

     8.2  Performance by the Parent.  The Parent and Newco shall have performed,
          -------------------------
satisfied and complied with all covenants, agreements and conditions required to be performed by each of them.

     8.3  Deliveries by the Parent at Closing.  At the Closing, the Parent shall
          -----------------------------------
deliver to the Company the following:

          (a) a certificate of each of the Parent and Newco executed by the President, Chief Executive Officer or Chief Financial Officer of each of the Parent and Newco to the effect that each of the conditions specified in Sections 8.1, 8.2, 8.4 and 8.7 has been satisfied;

          (b) evidence of the filing with the Office of the Secretary of State of the State of New York of the Certificate of Merger, pursuant to Section 904 of the BCL, with respect to the Merger of Newco with and into the Company, in the form annexed hereto as Exhibit A;
                           ---------

          (c) resolutions adopted by the Board of Directors of each of the Parent and Newco authorizing the transactions contemplated hereby, certified by the Secretary of each of the Parent and Newco;

          (d) certificates issued by appropriate Governmental Authorities evidencing, as of the most recent practicable date, the good standing and franchise tax status of Newco in its state of incorporation and, as of a date not more than two Business Days prior thereto, telegrams, if available, issued by the appropriate Governmental Authorities with respect to the good standing and franchise tax status of Newco in its state of incorporation;

          (e) copies of the Articles of Incorporation or other applicable charter instruments and all amendments thereto of Newco, certified by the applicable Governmental Authorities;

          (f) certificates executed by the Secretary of Newco to the effect that there have been no amendments to the charter documents referred to in Section 8.3(e) hereof since the date of the certifications referred to in such subsection; and

          (g) copies of the By-laws or comparable documents, including all amendments thereto, of Newco, certified by the Secretary of Newco.

     8.4  Consents.  The Parent and Newco shall have obtained and delivered to
          --------
the Company all Consents set forth in Schedule 5.4 annexed hereto.

     8.5  Opinion of the Parent's Counsel.  The Seller shall have received the
          -------------------------------
favorable opinion, dated the date of the Closing, of Parent's Counsel, reasonably acceptable in substance and form to the Company.

     8.6  Fairness Opinion.  The Company shall have received from Goldman, Sachs
          ----------------
& Co. a favorable opinion (the "Fairness Opinion") as to the fairness of the consideration to be received by the shareholders (other than Parent and its Affiliates) in the Merger.

     8.7  Absence of Litigation.  There shall not be pending or threatened
          ---------------------
before any Governmental Authority any action, suit or proceeding which, if adversely determined, would (i) make the purchase by the Parent of the Shares illegal, (ii) prevent the consummation of the Merger, or (iii) cause the Merger to be rescinded following consummation of the Merger, and no Judgment with respect to any of the foregoing shall be in effect.

     8.8  Simultaneous Closing.  Simultaneously with the Closing, the Parent
          --------------------
shall have closed the Financing and deposited the proceeds with the Exchange Agent in accordance with Section 3.11(b).

     8.9  Shareholder Approval.  This Agreement and the transactions
          --------------------
contemplated hereby shall have been adopted and approved by holders of sixty-six and two-thirds percent (66 2/3%) of the Shares.

     8.10 Proceedings and Documents.  All legal and corporate proceedings in
          -------------------------
connection with the transactions contemplated by this Agreement shall be in form and substance reasonably satisfactory to the Company and the Company's Counsel, and the Company shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions as the Company reasonably requests.

9.   Termination.
     -----------

     9.1  Termination. This Agreement may be terminated and the Merger abandoned
          -----------
at any time before the Effective Time, whether before or after adoption by the shareholders of the Company or the Parent:

     (a) By mutual consent of the Parent and the Company.

     (b) By the Parent giving written notice to Company if, without fault on the part of the Parent or its Affiliates, the Closing does not occur prior to November 30, 1995, unless the Proxy Statement has not been mailed prior to November 10, 1995 in which case such date shall be extended to a date 20 days after the date of mailing of the Proxy Statement but not later than December 31, 1995.

     (c) By the Parent or the Company, if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Judgment which has the effect of prohibiting consummation of the transactions contemplated hereby.

     (d) By the Parent, if without fault on the part of the Parent or its Affiliates, any of the conditions to the Parent's obligations contained in
Section 7 of this Agreement required to have been met (i) are not met within 5 days of adoption and approval by the shareholders of the Company of the transactions contemplated hereby, or (ii) at any time prior to the time in clause (i) hereof become incapable of being met, and such failure has not been waived by the Parent or cured by the Company.

     (e) By the Parent or the Company, if prior to the Closing (i) the Company Board votes to recommend to the shareholders of the Company a Superior Offer rather than recommending shareholder adoption and approval of the Merger, (ii) the Company Board fails to recommend the Merger to the shareholders of the Company in the Proxy Statement or (iii) the shareholders of the Company fail to adopt and approve the Merger at the Special Meeting.

     (f) By the Company giving written notice to Parent if, without fault on the part of the Company or its officers or Affiliates, the Closing does not occur prior to November 30, 1995, unless the Proxy Statement has not been mailed prior to November 10, 1995 in which case such date shall be extended to a date 20 days after the date of mailing of the Proxy Statement but not later than December 31, 1995.

     (g) By the Company, if without fault on the part of the Company or its Affiliates, any of the conditions to the Company's obligations contained in
Section 8 of this Agreement required to have been met (i) are not met within 5 days of adoption and approval by the shareholders of the Company of the transactions contemplated hereby, or (ii) at any time prior to the time in clause (i) hereof become incapable of being met, and such breach or failure has not been waived by the Company or cured by the Parent.

     (h) By the Company, if it does not obtain from Goldman, Sachs & Co. the Fairness Opinion.

     (i) By the Parent, if a Change-in-Control shall have occurred.

     9.2  Effect of Termination.  Upon the termination of this Agreement, this
          ---------------------
Agreement shall forthwith become null and void, other than the agreements set forth in this Section 9.2 and Sections 2.2 (to the extent that such Section relates to the parties' respective responsibilities for the Proxy Statement and the Other Filings), 2.4, 6.2(b), 9.3 and 11 hereof. In the event of termination of this Agreement under any of the circumstances that constitute a Payment Event (as defined below), the sole and exclusive right of the Parent and its Affiliates shall be as provided in Section 9.3(a). In the event that the transactions contemplated by this Agreement do not occur for any reason or if the Agreement is terminated for any reason, except as otherwise set forth in this Section 9.2, the parties will have no remedies against, and will have no liability to, each other or their respective officers, directors, shareholders, partners, representatives or Affiliates.

     9.3  Termination Payments and Expenses.
          ---------------------------------

          (a) Promptly after the occurrence of a Payment Event, the Company shall pay immediately to an account designated by the Parent, in immediately available funds, a cancellation fee as provided in this Section 9.3.

          (b) A "Payment Event" shall mean the termination of this Agreement as a result of any of the following:

          (i) any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Judgment which has the effect of prohibiting consummation of the transactions contemplated hereby as a result of an action or inaction by the Company not directly related to the Parent, Newco or their respective Affiliates;

          (ii) the Financing is not closed solely as a result of the Rowe
                                                                     ----
litigation;

          (iii) the representations and warranties contained in Sections 4.8(g)-(l) or 4.21 shall not be true and correct as of the Closing Date;

          (iv) the representations and warranties contained in Sections 4.6, 4.7 (with respect to the Quarterly Report on Form 10-Q for the quarter ended July 1, 1995) or 4.8(d) shall not be true and correct as of the Closing Date;

          (v) any of the conditions to the Parent's obligations contained in Sections 7.6 or 7.12 of this Agreement not being met or becoming incapable of being met, and such failure has not been waived by the Parent or cannot be cured by the Company;

          (vi) the shareholders of the Company fail to adopt and approve the Merger at the Special Meeting;

          (vii) the Company Board votes to recommend to the shareholders of the Company a Superior Offer rather than recommending shareholder adoption and approval of the Merger, or the Company Board fails to recommend the Merger to the shareholders of the Company in the Proxy Statement; or

          (viii) the Company does not obtain from Goldman, Sachs & Co. the Fairness Opinion;

          (c) If the Agreement is terminated as a result of (i) Sections 9.3(b)(i) through (b)(iii) the Company shall pay immediately to an account designated by the Parent in immediately available funds an amount equal to $250,000, (ii) Sections

9.3(b)(iv) through (b)(vi) the Company shall pay immediately to an account designated by the Parent in immediately available funds an amount equal to $600,000, and (iii) Sections 9.3(b)(vii) or (b)(viii) the Company shall pay immediately to an account designated by the Parent in immediately available funds an amount equal to $1,250,000.

          (d) The Company acknowledges that the agreements contained in this
Section 9.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Parent and Newco would not enter into this Agreement. The Company's obligations under this Section 9.3 shall survive any termination of this Agreement.

10.  Survival of Representations and Warranties.
     ------------------------------------------

     The representations, warranties and covenants (other than the covenants set forth in Sections 6.3(b) and 6.9) contained in this Agreement shall not survive beyond the earlier of (i) termination of this Agreement or (ii) the Effective Time. This Section 10 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

11.  Miscellaneous.
     -------------

     The parties will consult with each other and will mutually agree upon any press releases or public announcements pertaining to the Merger and shall not issue any such press releases or make any such public announcements prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange, or association, in which case the party proposing to issue such press release or make such public announcement shall use its reasonable efforts to consult in good faith with the other party before issuing any such press releases or making any such public announcements.

     11.1 Headings.  Section headings contained in this Agreement are included
          --------
for convenience only and shall not affect the interpretation of any provisions of this Agreement.

     11.2 Notices.  Any notice, demand, request, waiver, or other communication
          -------
under this Agreement shall be in writing (including facsimile or similar writing) and shall be deemed to have been duly given (i) on the date of service if personally served, (ii) on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid or (iii) on the date sent if sent by facsimile, to the parties at the following addresses or facsimile numbers with a copy sent by mail as aforesaid on the same date (or at such other address or facsimile number for a party as shall be specified by like notice):

     If to the Company, to:

          Marietta Corporation
          37 Huntington Street
          Cortland, New York  13045
          Attention:  Chief Executive Officer
          Fax No.:  (607) 756-0657

     with a copy to:

          Rubin Baum Levin Constant & Friedman
          30 Rockefeller Plaza, 29th Floor
          New York, New York  10112
          Attention:  Barry A. Adelman, Esq.
          Fax No.:  (212) 698-7825

     If to the Parent or Newco, to:

          BFMA Holding Corporation
          701 S.E. 6th Street, Suite 204
          Delray Beach, Florida 33483
          Attention: Barry W. Florescue
          Fax No.: (407) 278-3578

     with a copy to:

          Shereff, Friedman, Hoffman & Goodman, LLP
          919 Third Avenue
          New York, New York 10022
          Attention: Charles I. Weissman, Esq.
          Fax No.: (212) 758-9526

     11.3 Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
inure to the benefit of the parties hereto and their respective successors and assigns. None of the parties hereto shall assign any rights or delegate any duties hereunder without the prior written consent of the Company and the Parent, and any assignment made without such consent shall be void and constitute a default hereunder.

     11.4 Governing Law.  This Agreement shall be construed in accordance with,
          -------------
and governed by, the internal laws of the State of New York, without giving effect to the principles of conflict of laws thereof. Any legal action, suit or proceeding arising out of or relating to this Agreement may be instituted in any state or federal court located within the County of New York, State of New York, and each party hereto agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party hereto further irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding.

     11.5 Entire Agreement.  This Agreement, including the Exhibits and the
          ----------------
Schedules sets forth the entire understanding and agreement of the parties with respect to their subject matter and supersedes any and all prior understandings, negotiations or agreements among the parties hereto, both written and oral, with respect to such subject matter (except any and all prior agreements relating to the protection of confidential information of the Company and its Subsidiaries).

     11.6   Counterparts.  This Agreement may be executed in counterparts, each
            ------------
of which shall be deemed an original, and all of which together shall constitute a single agreement.

     11.7 Severability.  In the event that any one or more of the provisions
          ------------
contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, in whole or in part, the validity of the remaining provisions shall not be affected and the remaining portion of any provision held to be invalid, illegal or unenforceable shall in no way be affected, prejudiced or disturbed thereby.

     11.8  No Prejudice.  This Agreement has been jointly prepared and
           ------------
negotiated by the parties hereto and the terms hereof shall not be construed in favor of or against any party on account of its participation in such preparation.

     11.9  No Third Party Beneficiaries.  This Agreement shall not confer any
           ----------------------------
rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

     11.10  Amendment and Modification.  This Agreement, including the Schedules
            --------------------------
hereto, may be amended or modified only by written agreement executed by all parties hereto; provided, however, that after adoption and approval of this Agreement by the shareholders of the Company, no amendment shall be made which changes the consideration payable in the Merger or adversely affects the rights of the Company's shareholders hereunder without the approval of such shareholders.

     11.11  Waiver.  At any time prior to the Closing, each of the parties
            ------
hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (iii) waive compliance with any of the covenants, agreements or conditions contained herein.

Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed by the party granting such waiver. Such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or future failure.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                              BFMA HOLDING CORPORATION


                              By:/s/ Barry W. Florescue
                                 ----------------------------
                                Barry W. Florescue, President


                              BFMA ACQUISITION CORPORATION


                              By:/s/ Barry W. Florescue
                                 ----------------------------
                                Barry W. Florescue, President


                              MARIETTA CORPORATION


                              By:/s/ Stephen D. Tannen
                                 ----------------------------
                                Stephen D. Tannen, President

                                     - 54 -